Exhibit 4.1

ENTERGY TEXAS RESTORATION FUNDING II, LLC,
Issuer,
and
THE BANK OF NEW YORK MELLON,
Indenture Trustee and Securities Intermediary
______________________________
INDENTURE
Dated as of April 1, 2022
______________________________

TABLE OF CONTENTS
Page

ARTICLE I Definitions and Incorporation by Reference
SECTION 1.01. Definitions. 2
SECTION 1.02. Incorporation by Reference of Trust Indenture Act. 2
SECTION 1.03. Rules of Construction. 2
ARTICLE II The System Restoration Bonds
SECTION 2.01. Form. 3
SECTION 2.02. Denominations; System Restoration Bonds. 3
SECTION 2.03. Execution, Authentication and Delivery. 4
SECTION 2.04. Temporary System Restoration Bonds. 5
SECTION 2.05. Registration; Registration of Transfer and Exchange of System Restoration Bonds. 5
SECTION 2.06. Mutilated, Destroyed, Lost or Stolen System Restoration Bonds. 7
SECTION 2.07. Persons Deemed Owner. 8
SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved. 8
SECTION 2.09. Cancellation. 9
SECTION 2.10. Outstanding Amount; Authentication and Delivery of System Restoration Bonds. 9
SECTION 2.11. Book-Entry System Restoration Bonds. 12
SECTION 2.12. Notices to Clearing Agency. 14
SECTION 2.13. Definitive System Restoration Bonds.. 14
SECTION 2.14. CUSIP Number. 14
SECTION 2.15. Letter of Representations. 15
SECTION 2.16. [RESERVED] 15
SECTION 2.17. Tax Treatment. 15
SECTION 2.18. State Pledge. 15
SECTION 2.19. Security Interests. 16
ARTICLE III Covenants
SECTION 3.01. Payment of Principal, Premium, if any, and Interest. 17
SECTION 3.02. Maintenance of Office or Agency. 18
SECTION 3.03. Money for Payments To Be Held in Trust. 18
SECTION 3.04. Existence. 19
SECTION 3.05. Protection of System Restoration Bond Collateral. 19
SECTION 3.06. Opinions as to System Restoration Bond Collateral. 20
SECTION 3.07. Performance of Obligations; Servicing; SEC Filings. 21
SECTION 3.08. Certain Negative Covenants. 24
SECTION 3.09. Annual Statement as to Compliance. 25
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SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. 25
SECTION 3.11. Successor or Transferee. 27
SECTION 3.12. No Other Business. 28
SECTION 3.13. No Borrowing. 28
SECTION 3.14. Servicer’s Obligations. 28
SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. 28
SECTION 3.16. Capital Expenditures. 28
SECTION 3.17. Restricted Payments. . 28
SECTION 3.18. Notice of Events of Default. 29
SECTION 3.19. Further Instruments and Acts. 29
SECTION 3.20. [RESERVED] 29
SECTION 3.21. Inspection 29
SECTION 3.22. Sale Agreement, Servicing Agreement, and Administration Agreement Covenants. 29
SECTION 3.23. Taxes. 32
SECTION 3.24. Economic Sanctions. 32
ARTICLE IV Satisfaction and Discharge; Defeasance
SECTION 4.01. Satisfaction and Discharge of Indenture; Defeasance. 32
SECTION 4.02. Conditions to Defeasance. 34
SECTION 4.03. Application of Trust Money 35
SECTION 4.04. Repayment of Moneys Held by Paying Agent. 36
ARTICLE V Remedies
SECTION 5.01. Events of Default. 36
SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. 37
SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. 38
SECTION 5.04. Remedies; Priorities. 40
SECTION 5.05. Optional Preservation of the System Restoration Bond Collateral. 41
SECTION 5.06. Limitation of Suits. 42
SECTION 5.07. Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. 42
SECTION 5.08. Restoration of Rights and Remedies. 43
SECTION 5.09. Rights and Remedies Cumulative. 43
SECTION 5.10. Delay or Omission Not a Waiver. 43
SECTION 5.11. Control by Holders. 43
SECTION 5.12. Waiver of Past Defaults. 44
SECTION 5.13. Undertaking for Costs. 44
SECTION 5.14. Waiver of Stay or Extension Laws. 45
SECTION 5.15. Action on System Restoration Bonds. 45

ARTICLE VI The Indenture Trustee
SECTION 6.01. Duties of Indenture Trustee. 45
SECTION 6.02. Rights of Indenture Trustee. 47
SECTION 6.03. Individual Rights of Indenture Trustee. 49
SECTION 6.04. Indenture Trustee’s Disclaimer. 50
SECTION 6.05. Notice of Defaults. 50
SECTION 6.06. Reports by Indenture Trustee to Holders. 50
SECTION 6.07. Compensation and Indemnity. 52
SECTION 6.08. Replacement of Indenture Trustee and Securities Intermediary. 52
SECTION 6.09. Successor Indenture Trustee by Merger. 54
SECTION 6.10. Appointment of Co-Trustee or Separate Trustee. 54
SECTION 6.11. Eligibility; Disqualification. 55
SECTION 6.12. Preferential Collection of Claims Against Issuer. 55
SECTION 6.13. Representations and Warranties of Indenture Trustee. 56
SECTION 6.14. Annual Report by Independent Registered Public Accountants. 56
SECTION 6.15. Custody of System Restoration Bond Collateral.. 56
ARTICLE VII Holders’ Lists and Reports
SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Holders. 57
SECTION 7.02. Preservation of Information; Communications to Holders. 57
SECTION 7.03. Reports by Issuer. 57
SECTION 7.04. Reports by Indenture Trustee. 58
ARTICLE VIII Accounts, Disbursements and Releases
SECTION 8.01. Collection of Money. 58
SECTION 8.02. Collection Account and REP Deposit Accounts. 59
SECTION 8.03. General Provisions Regarding the Collection Accounts. 63
SECTION 8.04. Release of System Restoration Bond Collateral. 64
SECTION 8.05. Opinion of Counsel. 65
SECTION 8.06. Reports by Independent Registered Public Accountants. 65
ARTICLE IX SUPPLEMENTAL INDENTURES
SECTION 9.01. Supplemental Indentures Without Consent of Holders. 65
SECTION 9.02. Supplemental Indentures with Consent of Holders. 67
SECTION 9.03. PUCT Condition. 69
SECTION 9.04. Execution of Supplemental Indentures. 70
SECTION 9.05. Effect of Supplemental Indenture. 70
SECTION 9.06. Conformity with Trust Indenture Act. 70
SECTION 9.07. Reference in System Restoration Bonds to Supplemental Indentures. 70
ARTICLE X Miscellaneous

SECTION 10.01. Compliance Certificates and Opinions, etc. 71
SECTION 10.02. Form of Documents Delivered to Indenture Trustee. 72
SECTION 10.03. Acts of Holders. 73
SECTION 10.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. 74
SECTION 10.05. Notices to Holders; Waiver. 75
SECTION 10.06. Rule 17g-5 Compliance. 76
SECTION 10.07. Conflict with Trust Indenture Act.. 76
SECTION 10.08. Effect of Headings and Table of Contents. 76
SECTION 10.09. Successors and Assigns. 76
SECTION 10.10. Severability. 77
SECTION 10.11. Benefits of Indenture. 77
SECTION 10.12. Legal Holidays. 77
SECTION 10.13. GOVERNING LAW. 77
SECTION 10.14. Counterparts. 77
SECTION 10.15. Recording of Indenture. 77
SECTION 10.16. Issuer Obligation. 77
SECTION 10.17. No Recourse to Issuer. 78
SECTION 10.18. Basic Documents. 78
SECTION 10.19. No Petition. 78
SECTION 10.20. Securities Intermediary. 78
SECTION 10.21. Submission to Jurisdiction. 79
SECTION 10.22. Foreign Account Tax Compliance Act (FATCA). 79

EXHIBITS AND SCHEDULES
EXHIBIT A    Form of System Restoration Bonds
EXHIBIT B    Form of Series Supplement
EXHIBIT C    Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance
APPENDIX
APPENDIX A    Definitions

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TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	N.A.
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04
	(d)	N/A
314	(a)	3.09, 4.01, and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.01, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.01, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.01, 4.01 and 10.01(a)
	(d)	2.01, 8.04(b) and 10.01(a)
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and (ii)
	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A – definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N/A
	(b)	5.07
	(c)	Appendix A – definition of “Record Date”

317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.07
	(b)	10.07
	(c)	10.07

**    “N.A.” shall mean “not applicable”.
THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE,
BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE dated as of April 1, 2022, by and between ENTERGY TEXAS RESTORATION FUNDING II, LLC, a Delaware limited liability company (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties (as defined herein) and in its separate capacity as a securities intermediary (the “Securities Intermediary”).
In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the Holders:
RECITALS OF THE ISSUER
The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the System Restoration Bonds issuable hereunder, which will be of substantially the tenor set forth herein and in the Series Supplement.
The System Restoration Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Transition Property and the other System Restoration Bond Collateral. If and to the extent that such proceeds of Transition Property and the other System Restoration Bond Collateral are insufficient to pay all amounts owing with respect to the System Restoration Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the System Restoration Bonds, waive any such Claim.
All things necessary to (a) make the System Restoration Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Issuer, in consideration of the premises herein contained and of the purchase of the System Restoration Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the System Restoration Bonds, the payment of all other amounts due under or in connection with this Indenture (including, without limitation, all fees, expenses, counsel fees, indemnity amounts and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in such System Restoration Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and under the Series Supplement will convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Secured Parties, all and singular the property described in the Series Supplement (such property hereinafter referred to as the “System Restoration Bond Collateral”). The Series Supplement will more particularly describe the obligations of the Issuer secured by the System Restoration Bond Collateral.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all System Restoration Bonds are to be issued, countersigned and delivered and that all of the System Restoration Bond Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.
SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the System Restoration Bonds.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
(i)     a term has the meaning assigned to it;
(ii)     an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect from time to time;
(iii)     “or” is not exclusive;
(iv)     “including” means including without limitation;
(v)     words in the singular include the plural and words in the plural include the singular; and
(vi)     the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SYSTEM RESTORATION BONDS
SECTION 2.01    Form. The System Restoration Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the System Restoration Bonds, as evidenced by their execution of the System Restoration Bonds. Any portion of the text of any System Restoration Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the System Restoration Bond.
The System Restoration Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the System Restoration Bonds, as evidenced by their execution of the System Restoration Bonds.
Each System Restoration Bond shall be dated the date of its authentication. The terms of the System Restoration Bonds set forth in Exhibit A are part of the terms of this Indenture.
SECTION 2.02    Denominations; System Restoration Bonds. The System Restoration Bonds shall be issuable in the Minimum Denomination.
The System Restoration Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Tranches, and shall be designated generally as the “System Restoration Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the System Restoration Bonds of any particular Tranche as a Responsible Officer of the Issuer may determine. Each System Restoration Bond shall bear upon its face the designation so selected for the Tranche to which it belongs. All System Restoration Bonds shall be identical in all respects except for the denominations thereof, unless the System Restoration Bonds are comprised of one or more Tranches, in which case all System Restoration Bonds of the same Tranche shall be identical in all respects except for the denominations thereof. All System Restoration Bonds of a particular Tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.
The System Restoration Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer and establishing the terms and provisions of the System Restoration Bonds. The several Tranches thereof may differ as between Tranches, in respect of any of the following matters:
(1)     designation of the Tranches thereof;
(2)     the principal amount (and, if more than one Tranche is issued, the respective principal amounts of such Tranches);
(3)     the System Restoration Bond Interest Rate;
(4)     the Payment Dates;

(5)     the Scheduled Payment Dates;
(6)     the Scheduled Final Payment Date;
(7)     the Final Maturity Date;
(8)     the Closing Date;
(9)     the place or places for the payment of interest, principal and premium, if any;
(10)     the Minimum Denominations;
(11)     the Expected Amortization Schedule;
(12)     provisions with respect to the definitions set forth in Appendix A hereto;
(13)     whether or not the System Restoration Bonds are to be Book-Entry System Restoration Bonds and the extent to which Section 2.11 should apply;
(14)     to the extent applicable, the extent to which payments on the System Restoration Bonds of any Tranche are subordinate to or pari passu in right of payment of principal and interest to other Tranches;
(15) provisions with respect to application of the proceeds of the System Restoration Bonds including the payment of costs of issuing the System Restoration Bonds; and
(16)     any other provisions expressing or referring to the terms and conditions upon which the System Restoration Bonds of the applicable Tranche are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.
SECTION 2.03    Execution, Authentication and Delivery. The System Restoration Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the System Restoration Bonds may be manual or facsimile.
System Restoration Bonds bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such System Restoration Bonds or did not hold such offices at the date of such System Restoration Bonds.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver System Restoration Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver such System Restoration Bonds as in this Indenture provided and not otherwise.
No System Restoration Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such System Restoration Bond a certificate of authentication substantially in the form provided for therein executed by the

Indenture Trustee by the manual, electronic or facsimile signature of one of its authorized signatories, and such certificate upon any System Restoration Bond shall be conclusive evidence, and the only evidence, that such System Restoration Bond has been duly authenticated and delivered hereunder.
SECTION 2.04    Temporary System Restoration Bonds. Pending the preparation of Definitive System Restoration Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary System Restoration Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive System Restoration Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such System Restoration Bonds may determine, as evidenced by their execution of such System Restoration Bonds.
If Temporary System Restoration Bonds are issued, the Issuer will cause Definitive System Restoration Bonds to be prepared without unreasonable delay. After the preparation of Definitive System Restoration Bonds, the Temporary System Restoration Bonds shall be exchangeable for Definitive System Restoration Bonds upon surrender of the Temporary System Restoration Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary System Restoration Bonds, the System Restoration Bond Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive System Restoration Bonds of authorized denominations. Until so delivered in exchange, the Temporary System Restoration Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive System Restoration Bonds.
SECTION 2.05    Registration; Registration of Transfer and Exchange of System Restoration Bonds. The Issuer shall cause to be kept a register (the “System Restoration Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of System Restoration Bonds and the registration of transfers of System Restoration Bonds. The Indenture Trustee shall be “System Restoration Bond Registrar” for the purpose of registering System Restoration Bonds and transfers of System Restoration Bonds as herein provided. Upon any resignation of any System Restoration Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of System Restoration Bond Registrar.
If a Person other than the Indenture Trustee is appointed by the Issuer as System Restoration Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such System Restoration Bond Registrar and of the location, and any change in the location, of the System Restoration Bond Register, and the Indenture Trustee shall have the right to inspect the System Restoration Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the System Restoration Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of such System Restoration Bonds (separately stated by Tranche).
Upon surrender for registration of transfer of any System Restoration Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new System Restoration Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount.

At the option of the Holder, System Restoration Bonds may be exchanged for other System Restoration Bonds in any Minimum Denominations, of the same Tranche and aggregate principal amount, upon surrender of the System Restoration Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any System Restoration Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the System Restoration Bonds which the Holder making the exchange is entitled to receive.
All System Restoration Bonds issued upon any registration of transfer or exchange of other System Restoration Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the System Restoration Bonds surrendered upon such registration of transfer or exchange.
Every System Restoration Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.
No service charge shall be made to a Holder for any registration, transfer or exchange of System Restoration Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of System Restoration Bonds, other than exchanges pursuant to Sections 2.04 or 2.06 not involving any transfer.
The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the System Restoration Bond Registrar need not register transfers or exchanges of any System Restoration Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such System Restoration Bond until after such due date has occurred.
SECTION 2.06    Mutilated, Destroyed, Lost or Stolen System Restoration Bonds. If (i) any mutilated System Restoration Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any System Restoration Bond and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the System Restoration Bond Registrar or the Indenture Trustee that such System Restoration Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen System Restoration Bond, a replacement System Restoration Bond of like Tranche, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen System Restoration Bond, but not a mutilated System Restoration Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement System Restoration Bond, the Issuer may pay such destroyed, lost or stolen System Restoration Bond when so due or payable without surrender thereof. If, after the delivery of such replacement System Restoration Bond or payment of a destroyed, lost or stolen System

Restoration Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original System Restoration Bond in lieu of which such replacement System Restoration Bond was issued presents for payment such original System Restoration Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement System Restoration Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement System Restoration Bond from such Person to whom such replacement System Restoration Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
Upon the issuance of any replacement System Restoration Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such System Restoration Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the System Restoration Bond Registrar) connected therewith.
Every replacement System Restoration Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen System Restoration Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen System Restoration Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other System Restoration Bonds duly issued hereunder.
The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen System Restoration Bonds.
SECTION 2.07    Persons Deemed Owner. Prior to due presentment for registration of transfer of any System Restoration Bond, the Issuer, the Indenture Trustee, the System Restoration Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any System Restoration Bond is registered (as of the day of determination) as the owner of such System Restoration Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such System Restoration Bond and for all other purposes whatsoever, whether or not such System Restoration Bond be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
SECTION 2.08    Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.
(a)The System Restoration Bonds shall accrue interest as provided in the Series Supplement at the applicable System Restoration Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any System Restoration Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such System Restoration Bond (or one or more Predecessor System Restoration Bonds) is registered on the Record Date for such Payment Date by wire transfer to an account maintained by such Holder in accordance with payment instructions delivered to the Indenture Trustee by such Holder, except that with respect to Book-Entry System Restoration Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global System Restoration Bond unless and until such Global System Restoration Bond is exchanged for Definitive System Restoration Bonds (in which event payments shall be made as provided above), and except for the final installment of principal and premium, if any, payable with respect to such System Restoration Bond on a Payment Date which shall be payable as provided below.
(b)The principal of each System Restoration Bond of each Tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date as specified in the Series Supplement; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in Section 8.02(e). Failure to pay principal in accordance with such Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however that failure to pay the entire unpaid principal amount of the System Restoration Bonds of a Tranche upon the Final Maturity Date for the System Restoration Bonds shall constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the System Restoration Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of the System Restoration Bonds representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared the System Restoration Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the System Restoration Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement. The Indenture Trustee shall notify the Person in whose name a System Restoration Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such System Restoration Bond will be paid. Such notice shall be sent no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such System Restoration Bond and shall specify the place where such System Restoration Bond may be presented and surrendered for payment of such installment.
(c)If interest on the System Restoration Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable System Restoration Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least fifteen (15) Business Days prior to the Special Payment Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall send to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.
SECTION 2.09    Cancellation. All System Restoration Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any System Restoration Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all System Restoration Bonds so delivered shall be promptly canceled by the Indenture Trustee. No System Restoration Bonds shall be authenticated in lieu of or in exchange for any System Restoration Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled System Restoration Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.
SECTION 2.10    Outstanding Amount; Authentication and Delivery of System Restoration Bonds. The aggregate Outstanding Amount of System Restoration Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amounts of System Restoration Bonds that are authorized in the Financing Order.
System Restoration Bonds created and established by the Series Supplement may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of a System Restoration Bond or System Restoration Bonds:
(1)     Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the System Restoration Bonds by the Indenture Trustee and specifying the principal amount of System Restoration Bonds to be authenticated.
(2)     Authorizations. Copies of (x) the Financing Order which shall be in full force and effect and be Final, (y) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of such System Restoration Bonds and (z) a duly executed Series Supplement for the System Restoration Bonds to be issued.
(3)     Opinions. An opinion or opinions, portions of which may be delivered by one or more Independent counsel for the Issuer, portions of which may be delivered by one or more Independent counsel for the Servicer, and portions of which may be delivered by one or more Independent counsel for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect, that (a) all conditions precedent provided for in this Indenture relating to (i) the authentication and delivery of the Issuer’s System Restoration Bonds and (ii) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture, have been complied with, and (b) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is permitted by this Indenture, together with the other Opinions of Counsel set forth in the Underwriting Agreement relating to the Issuer’s System Restoration Bonds.
(4)     Authorizing Certificate. An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (a) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the System Restoration Bonds and (b) that the Series Supplement for the System Restoration Bonds is in the form attached thereto, which Series Supplement shall comply with the requirements of Section 2.02.
(5)     The System Restoration Bond Collateral. The Issuer shall have made or caused to be made all filings with the PUCT and the Texas Secretary of State pursuant to the Financing Order and the Financing Act and all other filings necessary to perfect the Grant of the System Restoration Bond Collateral to the Indenture Trustee and the Lien of this Indenture.
(6)     Certificates of the Issuer and the Seller.
(a)An Officer’s Certificate, dated as of the Closing Date:
(i)     to the effect that (A) the Issuer is not in Default under this Indenture and that the issuance of the System Restoration Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order relating to the System Restoration Bonds or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and (B) that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the System Restoration Bonds have been complied with;
(ii)     to the effect that the Issuer has not assigned any interest or participation in the System Restoration Bond Collateral except for the Grant contained in the Series Supplement; the Issuer has the power and right to Grant the System Restoration Bond Collateral to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to such System Restoration Bond Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Issuer or through the Issuer, except Permitted Liens;
(iii)     to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;
(iv)     to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement, and the Administration Agreement, which are, to the knowledge of the Issuer, in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and
(v)     stating that all filings with the PUCT, the Texas Secretary of State and the Delaware Secretary of State pursuant to the Financing Act, the UCC and the Financing Order relating to the System Restoration Bonds and all UCC financing statements with respect to the System Restoration Bond Collateral which are required to be filed by the terms of the Financing Order, the Financing Act, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required.
(b)An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that, in the case of the Transition Property identified in the related Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement:
(i) the Seller was the original and the sole owner of such Transition Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such Transition Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such Transition Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in and to such Transition Property and the proceeds thereof, free and clear of any Lien (other than Permitted Liens) and such sale and assignment is absolute and irrevocable and has been perfected;

(ii) the attached copy of the Financing Order creating such Transition Property is true and complete and is in full force and effect; and
(iii) an amount equal to the Required Capital Level has been deposited or caused to be deposited by the Seller with the Indenture Trustee for crediting to the Capital Subaccount.
(7)     Accountant’s Certificate or Letter. One or more certificates or letters, addressed to the Issuer, of a firm of Independent registered public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of the Public Company Accounting Oversight Board, and (b) with respect to the System Restoration Bond Collateral, they have applied such procedures as instructed by the addressees of such certificate or letter.
(8)     Rating Agency Condition. The Indenture Trustee shall receive evidence reasonably satisfactory to it that the System Restoration Bonds have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the System Restoration Bonds.
(9)     Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.
(10)     Required Capital Level. Evidence that the Required Capital Level has been credited to the Capital Subaccount.
(11)     Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.
SECTION 2.11    Book-Entry System Restoration Bonds. Unless the Series Supplement provides otherwise, all of the System Restoration Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global System Restoration Bonds, evidencing the System Restoration Bonds which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such System Restoration Bonds to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.
Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.
No Holder of the System Restoration Bonds issued in Book-Entry Form shall receive a Definitive System Restoration Bond representing such Holder’s interest in any such System Restoration Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered System Restoration Bonds (the “Definitive System Restoration Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(a)the provisions of this Section 2.11 shall be in full force and effect;
(b)the Issuer, the Servicer, the Paying Agent, the System Restoration Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the System Restoration Bonds and the giving of instructions or directions hereunder) as the authorized representatives of the Holders;
(c)to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;
(d)the rights of Holders of the System Restoration Bonds shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive System Restoration Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry System Restoration Bonds to such Clearing Agency Participants; and
(e)whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of the System Restoration Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the System Restoration Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.
The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any System Restoration Bonds (including any transfers between or among Clearing Agency Participants or beneficial owners of interests in any Global System Restoration Bonds) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Indenture Trustee nor any agent of the Indenture Trustee shall have any responsibility for any actions taken or not taken by the Clearing Agency.
SECTION 2.12    Notices to Clearing Agency. Unless and until Definitive System Restoration Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment, or other communications to the holders of Book-Entry System Restoration Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.
SECTION 2.13    Definitive System Restoration Bonds. If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding System Restoration Bonds aggregating not less than a majority of the aggregate Outstanding Amount of the System Restoration Bonds maintained as Book-Entry System Restoration Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the

Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive System Restoration Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global System Restoration Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive System Restoration Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the System Restoration Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive System Restoration Bonds, the Indenture Trustee shall recognize the Holders of the Definitive System Restoration Bonds as Holders hereunder.
Definitive System Restoration Bonds will be transferable and exchangeable at the offices of the System Restoration Bonds Registrar. With respect to any transfer of such Definitive System Restoration Bonds, the new Definitive System Restoration Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.
SECTION 2.14    CUSIP Number. The Issuer in issuing any System Restoration Bond may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the System Restoration Bonds and that reliance may be placed only on the other identification numbers printed on the System Restoration Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any System Restoration Bond.
SECTION 2.15    Letter of Representations. Notwithstanding anything to the contrary in this Indenture or the Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations applicable to such party.
SECTION 2.16    [RESERVED]
SECTION 2.17    Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any System Restoration Bond, by acquiring any System Restoration Bond or interest therein, (a) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the System Restoration Bonds qualify under applicable tax law as indebtedness of the Member secured by the System Restoration Bond Collateral and (b) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the System Restoration Bonds are outstanding, agree to treat the System Restoration Bonds as indebtedness of the Member secured by the System Restoration Bond Collateral unless otherwise required by appropriate taxing authorities.
SECTION 2.18    State Pledge. System Restoration Bonds are “transition bonds” as such term is defined in the Financing Act. Principal and interest due and payable on the System Restoration Bonds are payable from and secured primarily by Transition Property created and established by the Financing Order obtained from the Public Utility Commission of Texas pursuant to the Financing Act. Transition Property consists of the rights and interests of the Seller in the relevant Financing Order, including the right to impose, collect and recover certain charges (defined in the Financing Act as “transition charges”, including such charges as set forth in Section 36.403(f)) to be included in regular electric utility bills of existing and future electric service customers within ETI’s Service Territory, as of the date of issuance of the Financing Order, or its successors or assigns, as more fully described in the Financing Order. Under the laws of the State of Texas in effect on the Closing Date, the State of Texas has agreed for the benefit of the Holders and the Indenture Trustee, pursuant to Sections 39.310 and 36.403 of the Financing Act, as follows:
“Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.”
The Issuer hereby acknowledges that the purchase of any System Restoration Bond by a Holder or the purchase of any beneficial interest in a System Restoration Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Texas.
SECTION 2.19    Security Interests. The Issuer hereby makes the following representations and warranties.
(a)Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the System Restoration Bond Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the System Restoration Bond Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Secured Parties in connection with this Indenture;
(b)This Indenture constitutes a valid and continuing lien on, and first priority perfected security interest in, the System Restoration Bond Collateral in favor of the Indenture Trustee on behalf of the Secured Parties, which lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing;
(c)With respect to all System Restoration Bond Collateral, this Indenture, together with the Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC and as such term is used in the Financing Act) in such System Restoration Bond Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing;

(d) The Issuer has good and marketable title to the System Restoration Bond Collateral free and clear of any Lien, claim or encumbrance of any Person other than Permitted Liens;
(e)All of the System Restoration Bond Collateral constitutes either Transition Property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the System Restoration Bond Collateral may also take the form of instruments;
(f)The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the System Restoration Bond Collateral granted to the Indenture Trustee, for the benefit of the Secured Parties;
(g)The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the System Restoration Bond Collateral granted to the Indenture Trustee;
(h)The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the System Restoration Bond Collateral other than those filed in favor of the Indenture Trustee;
(i)The Issuer is not aware of any judgment or tax Lien filings against the Issuer;
(j)The Collection Account (including all subaccounts thereof)(other than cash) constitutes a “securities account” within the meaning of the UCC;
(k)The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, the Collection Account is not in the name of any person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary to comply with entitlement orders of any person other than the Indenture Trustee;
(l)All of the System Restoration Bond Collateral constituting investment property has been and will have been credited to the Collection Account or a subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account (other than cash) as “financial assets” within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto; and
(m)The representations and warranties set forth in this Section 2.19 shall survive the execution and delivery of this Indenture and the issuance of any System Restoration Bonds, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to Issuer or otherwise released from the Lien of this Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

COVENANTS
SECTION 3.01    Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the System Restoration Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the System Restoration Bonds and this Indenture; provided that except on a Final Maturity Date or upon the acceleration of the System Restoration Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such System Restoration Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.
SECTION 3.02    Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency at the Corporate Trust Office where System Restoration Bonds may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.
SECTION 3.03    Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any System Restoration Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any System Restoration Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.
Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:
(i)     hold all sums held by it for the payment of amounts due with respect to the System Restoration Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)     give the Indenture Trustee and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge (and if the Indenture Trustee is the Paying Agent, a Responsible Officer of the Paying Agent has actual knowledge) in the making of any payment required to be made with respect to the System Restoration Bonds;

(iii)     at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)     immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of System Restoration Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and
(v)     comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any System Restoration Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any System Restoration Bond and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Request; and, subject to Section 10.16, the Holder of such System Restoration Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
SECTION 3.04    Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the System Restoration Bonds, the System Restoration Bond Collateral and each other instrument or agreement referenced herein or therein.
SECTION 3.05    Protection of System Restoration Bond Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the PUCT or the Texas Secretary of State pursuant to the Financing Order or to the Financing Act and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:
(i)     maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture and the Series Supplement or carry out more effectively the purposes hereof;
(ii)     perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
(iii)     enforce any of the System Restoration Bond Collateral;
(iv)     preserve and defend title to the System Restoration Bond Collateral and the rights of the Indenture Trustee and the Holders in such System Restoration Bond Collateral against the Claims of all Persons and parties, including, without limitation, the challenge by any party to the validity or enforceability of the Financing Order, any Tariff, the Transition Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of its obligations or duties under the Financing Act, the State Pledge, or the Financing Order or any Tariff; or
(v)     pay any and all taxes levied or assessed upon all or any part of the System Restoration Bond Collateral.
The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute or authorize, as the case may be, any filings with the PUCT or the Texas Secretary of State, financing statements, continuation statements or other instrument required pursuant to this Section 3.05 and the Indenture Trustee is specifically authorized to file financing statements covering the System Restoration Bond Collateral, including, without limitation, financing statements that describe the System Restoration Bond Collateral as “all assets” or “all personal property” of the Issuer. Notwithstanding the foregoing authorization, in no event shall the Indenture Trustee have any obligation or duty to prepare or file financing statements or continuation statements.
SECTION 3.06    Opinions as to System Restoration Bond Collateral.
(a)On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of Independent counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Financing Act and the Financing Order and any financing statements and continuation statements, as are necessary to perfect and make effective the Lien, and the perfected security interest created by this Indenture and the Series Supplement and reciting the details of such action and, based on a review of a current report of the appropriate governmental filing office, no other financing statement has been filed under the applicable Uniform Commercial Code, or stating that, in the opinion of such counsel, no such action is necessary to make effective such Lien and security interest.
(b)Within ninety (90) days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2023, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Financing Act and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien and the first priority perfected security interest created by this Indenture and the Series Supplement, and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the PUCT or the Texas Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the first priority perfected security interest created by this Indenture and the Series Supplement.
(c)Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the PUCT and the Texas Secretary of State pursuant to the Financing Act or the Financing Order, have been executed and filed that are necessary fully to maintain the Lien and security interest of the Issuer and the Indenture Trustee in the Transition Property and the System Restoration Bond Collateral, respectively, and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such Lien and security interest.
SECTION 3.07    Performance of Obligations; Servicing; SEC Filings.
(a)The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the System Restoration Bond Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.
(b)The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.
(c)The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and in the instruments and agreements included in the System Restoration Bond Collateral, including filing or causing to be filed all filings with the PUCT or the Texas Secretary of State pursuant to the Financing Act or the Financing Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.
(d)If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Transition Property, the System Restoration Bond Collateral or the Transition Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.
(e)As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall, at the written direction of the Holders evidencing not less than a majority of the Outstanding Amount of the System Restoration Bonds, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement. If within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, ETI may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in the Servicing Agreement.
(f)Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.
(g)The Issuer shall (or shall cause the Depositor to) post on its website and, to the extent consistent with the Issuer’s and the Depositor’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, and shall direct the Indenture Trustee to post on its website for investors the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding System Restoration Bonds, in each case to the extent such information is reasonably available to the Issuer:
(i)     the final Prospectus for the System Restoration Bonds;
(ii)     statements of any remittances of Transition Charges made to the Indenture Trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);
(iii)     a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of the end of each quarter or the most recent date available (to be included in a Form 10-D or Form 10-K, or successor forms thereto);
(iv)     a statement showing the balance of Outstanding System Restoration Bonds that reflects the actual periodic payments made on the System Restoration Bonds during the applicable period (to be included in the next Form 10-D or Form 10-K filed, or successor forms thereto);
(v)     the Semi-Annual Servicer’s Certificate and the Monthly Servicer’s Certificate which are required to be submitted pursuant to the

Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);
(vi)     the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;
(vii)     any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;
(viii)     material legislative or regulatory developments directly relevant to the Outstanding System Restoration Bonds (to be filed or furnished in a Form 8-K, or successor forms thereto);
(ix)     any reports and other information that the Issuer is required to file with the SEC under the Securities Exchange Act of 1934; and
(x)     a quarterly statement either affirming that, to the Issuer’s or the Sponsor’s knowledge, as applicable, in all material respects, for each materially significant REP, if any (to be included in each Form 10-D and each Form 10-K, or successor forms thereto) (A) each such REP has been billed in compliance with the requirements outlined in the Financing Order, (B) each such REP has made payments in compliance with the requirements outlined in the Financing Order, and (C) each such REP satisfies the creditworthiness requirements of the Financing Order, or if clauses (A), (B) and (C) has not occurred, such quarterly statements shall describe the Servicer’s actions.
Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law.
The address of the Indenture Trustee’s website for investors is https://gctinvestorreporting.bnymellon.com. The Indenture Trustee shall promptly notify the Issuer, the Bondholders and the Rating Agencies of any change to the address of the website for investors.
(h)The Issuer shall make all filings required under the Financing Act relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.
SECTION 3.08    Certain Negative Covenants. So long as any System Restoration Bonds are Outstanding, the Issuer shall not:
(i)     except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the System Restoration Bond Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;
(ii)     claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the System Restoration Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the System Restoration Bond Collateral;

(iii)     terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;
(iv)     (A) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the System Restoration Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien of this Indenture or the Series Supplement) to be created on or extend to or otherwise arise upon or burden the System Restoration Bond Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (C) permit the Lien of the Series Supplement not to constitute a valid first priority perfected security interest in the System Restoration Bond Collateral;
(v)     enter into any swap, hedge or similar financial instrument;
(vi)     elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;
(vii)     change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days’ prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;
(viii)     take any action which is subject to the Rating Agency Condition without satisfying the Rating Agency Condition;
(ix)     except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or
(x)     issue any System Restoration Bonds under the Financing Act or any similar law (other than the System Restoration Bonds).
SECTION 3.09    Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2023), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:
(i)     a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the Closing Date) and of performance under this Indenture has been made; and
(ii)     to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.
SECTION 3.10    Issuer May Consolidate, etc., Only on Certain Terms.
(a)The Issuer shall not consolidate or merge with or into any other Person, unless:
(i)     the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and each other Basic Document to which the Issuer is a party;
(ii)     immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;
(iii)     the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;
(iv)     the Issuer shall have delivered to ETI, the Indenture Trustee and the Rating Agencies an opinion or opinions of Independent tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to ETI, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) to the effect that the consolidation or merger will not result in a material adverse federal or State income tax consequence to the Issuer, ETI, the Indenture Trustee or the then existing Bondholders;
(v)     any action as is necessary to maintain the Lien and the perfected security interest in the System Restoration Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and
(vi)     the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of Independent counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture, the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).
(b)Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the System Restoration Bond Collateral, to any Person, unless:
(i)     the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any

State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the System Restoration Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the System Restoration Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assume all obligations and succeed to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;
(ii)     immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;
(iii)     the Rating Agency Condition shall have been satisfied with respect to such transaction;
(iv)     the Issuer shall have delivered to ETI, the Indenture Trustee and the Rating Agencies an opinion or opinions of Independent tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to ETI, and which may be based on a ruling from the Internal Revenue Service) to the effect that, that the consolidation or merger will not result in a material adverse federal or State income tax consequence to the Issuer, ETI, the Indenture Trustee or the then existing Bondholders;
(v)     any action as is necessary to maintain the Lien and the first priority perfected security interest in the System Restoration Bond Collateral created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of Independent counsel of the Issuer delivered to the Indenture Trustee; and
(vi)     the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of Independent counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).
SECTION 3.11    Successor or Transferee.
(a)Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the System Restoration Bonds and the Transition Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.
SECTION 3.12    No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the Transition Property and the other System Restoration Bond Collateral and the issuance of the System Restoration Bonds in the manner contemplated by the Financing Order and this Indenture and the Basic Documents and activities incidental thereto.
SECTION 3.13    No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the System Restoration Bonds and any other indebtedness expressly permitted by or arising under the Basic Documents.
SECTION 3.14    Servicer’s Obligations. The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.
SECTION 3.15    Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
SECTION 3.16    Capital Expenditures. Other than the purchase of Transition Property from the Seller on the Closing Date, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
SECTION 3.17    Restricted Payments. Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Level. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18    Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the PUCT and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.
SECTION 3.19    Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the System Restoration Bond Collateral.
SECTION 3.20    [RESERVED]
SECTION 3.21    Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final offering circular, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.21 or (v) to any Rating Agency, or (c) any other disclosure authorized by the Issuer.
SECTION 3.22    Sale Agreement, Servicing Agreement, and Administration Agreement Covenants.
(a)The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement and the Administration Agreement to compel or secure the performance and observance by the Seller, the Servicer, the Administrator and ETI of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.22(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement. Notwithstanding the foregoing, the Sale Agreement, the Administration Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof with ten (10) Business Days’ prior written notice given to the Rating Agencies, and, solely with respect to the Servicing Agreement, the prior written consent of the Indenture Trustee (subject to, and given in reliance on, the Opinion of Counsel delivered in accordance with Section 8.01(a) of the Servicing Agreement) and, if the contemplated amendment may in the judgment of the PUCT increase ongoing Qualified Costs, the consent of the PUCT, but without the consent of the Holders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in the Prospectus. In the case of an amendment described in the preceding sentence, the Issuer shall furnish copies of such amendment to the Rating Agencies promptly after execution thereof.
(b)If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the System Restoration Bonds of all Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, ETI, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, ETI, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.
(c)Except as set forth in Section 3.22(e), with the prior written consent of the Indenture Trustee (subject to the delivery of the Opinion of Counsel set forth in the last paragraph of this Section 3.22) and the consent of the PUCT (with respect to amendments that would increase ongoing Qualified Costs as defined in the Financing Order) pursuant to Section 9.03, the Administration Agreement, the Sale Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders of System Restoration Bonds; provided that such amendment, as evidenced by an Opinion of Counsel of Independent counsel of the Issuer, shall not adversely affect the interest of any Holder of System Restoration Bonds in any material respect.
(d)Except as set forth in Section 3.22(e), if the Issuer, the Seller, ETI, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, or the Servicing Agreement, or waive timely performance or observance by the Seller, ETI, the Administrator or the Servicer under the Sale Agreement, the Administration Agreement or the Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of System Restoration Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee and the PUCT in writing and the Indenture Trustee shall notify the Holders of the System Restoration Bonds of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto. The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the Rating Agency Condition is satisfied and only with the prior written consent of the Holders of a majority of the Outstanding Amount of System Restoration Bonds of the Tranches materially and adversely affected thereby and, if the proposed amendment, modification, waiver, supplement, termination or surrender would increase ongoing Qualified Costs as defined in the Financing Order, the consent of the PUCT pursuant to

Section 9.03. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.
(e)If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for True-Up Adjustments, the Issuer shall notify the PUCT and the Indenture Trustee in writing and the Indenture Trustee shall notify the Holders of the System Restoration Bonds of such proposal and the Indenture Trustee shall consent thereto only with the consent of the PUCT pursuant to Section 9.03 and the prior written consent of the Holders of a majority of the Outstanding Amount of System Restoration Bonds of the Tranches affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.
(f)Promptly following a default by the Seller under the Sale Agreement, by the Administrator under the Administration Agreement or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, ETI, the Administrator or the Servicer of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement and the Administration Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, ETI, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement or the Administration Agreement, as applicable.
(g)Before consenting to any amendment, modification, supplement, termination, waiver or surrender in any Basic Document, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such action is authorized or permitted by this Indenture and all conditions precedent to such amendment have been satisfied.
SECTION 3.23    Taxes. So long as any of the System Restoration Bonds are Outstanding, the Issuer shall pay or cause to be paid all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the System Restoration Bond Collateral; provided that no such tax need be paid if the Issuer is contesting or causing to be contested the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.
SECTION 3.24    Economic Sanctions. (a) The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).
(b)The Issuer covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.
ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE
SECTION 4.01    Satisfaction and Discharge of Indenture; Defeasance.
(a)This Indenture shall cease to be of further effect with respect to the System Restoration Bonds and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the System Restoration Bonds, when:
(i)     either
(A)     all System Restoration Bonds theretofore authenticated and delivered (other than (1) System Restoration Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) System Restoration Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or
(B)     either (1) the Scheduled Final Payment Date has occurred with respect to all System Restoration Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) such System Restoration Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, and in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on such System Restoration Bonds not theretofore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to such System Restoration Bonds when scheduled to be paid and to discharge the entire indebtedness on such System Restoration Bonds when due;
(ii)     the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the System Restoration Bonds; and
(iii)     the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of Independent counsel of the Issuer and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to System Restoration Bonds have been complied with.
(b)Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the System Restoration Bonds (“Legal

Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18 and 3.19 and the operation of Section 5.01(iii) (“Covenant Defeasance Option”) with respect to the System Restoration Bonds. The Issuer may exercise the Legal Defeasance Option with respect to the System Restoration Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.
If the Issuer exercises the Legal Defeasance Option, the maturity of the System Restoration Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the System Restoration Bonds may not be accelerated because of an Event of Default specified in Section 5.01(iii).
Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.
(c)Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen System Restoration Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the System Restoration Bonds as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full. Thereafter the obligations in Sections 6.07 and 4.04 shall survive.
SECTION 4.02    Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any of the System Restoration Bonds only if:
(a)the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the System Restoration Bonds not therefore delivered to the Indenture Trustee for cancellation and all other sums payable hereunder by the Issuer with respect to the System Restoration Bonds when scheduled to be paid and to discharge the entire indebtedness on the System Restoration Bonds when due;
(b)the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the System Restoration Bonds (i) principal in accordance with the Expected Amortization Schedule therefor, (ii) interest when due and (iii) all other sums payable hereunder by the Issuer with respect to such System Restoration Bonds;
(c)in the case of the Legal Defeasance Option, ninety-five (95) days pass after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

(d)no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;
(e)in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of Independent tax counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the System Restoration Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(f)in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of Independent tax counsel of the Issuer to the effect that the Holders of the System Restoration Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(g)the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the System Restoration Bonds to the extent contemplated by this Article IV have been complied with;
(h)the Issuer delivers to the Indenture Trustee an Opinion of Counsel of Independent counsel of the Issuer to the effect that (i) in a case under the Bankruptcy Code in which ETI (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of ETI (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event ETI (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of ETI (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of ETI or such other Affiliate; and
(i)the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.
Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the System Restoration Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.
SECTION 4.03    Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the System Restoration Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular System Restoration Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof which would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.
SECTION 4.04    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the System Restoration Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such System Restoration Bonds shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
ARTICLE V

REMEDIES
SECTION 5.01    Events of Default. “Event of Default” wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)     default in the payment of any interest on any System Restoration Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Transition Charges received or otherwise), and such default shall continue for a period of five (5) Business Days; or
(ii)     default in the payment of the then unpaid principal of any System Restoration Bond of any Tranche on the Final Maturity Date for such Tranche; or
(iii)     default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in clauses (i) or (ii) above), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the System Restoration Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date that the Issuer has actual knowledge of the default; or
(iv)     any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the

Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the System Restoration Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date the Issuer has actual knowledge of the default, or
(v)     the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the System Restoration Bond Collateral in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the System Restoration Bond Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or
(vi)     the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the System Restoration Bond Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or
(vii)     any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees which violates or is not in accordance with the State Pledge.
The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (v), (vi) or (vii) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clause (iii) or (iv), including, in each case, the status of such Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 5.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds may declare the System Restoration Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the System Restoration Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)     the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(A)     all payments of principal of and premium, if any, and interest on all System Restoration Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the System Restoration Bonds if the Event of Default giving rise to such acceleration had not occurred; and
(B)     all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
(ii)     all Events of Default, other than the nonpayment of the principal of the System Restoration Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)If an Event of Default under Section 5.01(i) or (ii) has occurred and is continuing, subject to Section 10.19, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon such System Restoration Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such System Restoration Bonds, wherever situated the moneys payable, or the related System Restoration Bond Collateral and the proceeds thereof, the whole amount then due and payable on the System Restoration Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the System Restoration Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
(b)If an Event of Default (other than Event of Default under clause (vii) of Section 5.01) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by law, including foreclosing or otherwise enforcing the Lien of the System Restoration Bond Collateral securing the System Restoration Bonds or applying to a court of competent jurisdiction for sequestration of revenues arising with respect to the Transition Property.
(c)If an Event of Default under Section 5.01(v) or (vi) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any System Restoration Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:
(i)     to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the System Restoration Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;
(ii)     unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)     to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and
(iv)     to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property.
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.
(d)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the System Restoration Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(e)All rights of action and of asserting claims under this Indenture, or under any of the System Restoration Bonds, may be enforced by the Indenture Trustee without the possession of any of the System Restoration Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the System Restoration Bonds.
(f)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture

Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the System Restoration Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.
SECTION 5.04    Remedies; Priorities.
(a)If an Event of Default (other than an Event of Default under clause (vii) of Section 5.01) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):
(i)     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the System Restoration Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due upon such System Restoration Bonds;
(ii)     institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the System Restoration Bond Collateral;
(iii)     exercise any remedies of a secured party under the UCC, the Financing Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the System Restoration Bonds;
(iv)     at the written direction of the Holders of a majority of the Outstanding Amount of the System Restoration Bonds, sell the System Restoration Bond Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law, or elect that the Issuer maintain possession of all or a portion of the System Restoration Bond Collateral pursuant to Section 5.05 and continue to apply the SRC Collections as if there had been no declaration of acceleration; and
(v)     exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, ETI or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the System Restoration Bond Collateral following such an Event of Default, other than an Event of Default described in Section 5.01(i), or (ii), with respect to the System Restoration Bonds unless (A) the Holders of 100 percent of the Outstanding Amount of the System Restoration Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the System Restoration Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the System Restoration Bond Collateral will not continue to provide sufficient funds for all payments on the System Restoration Bonds as they would have become due if the System Restoration Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of 66-2/3 percent of the Outstanding Amount of the System Restoration Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the System Restoration Bond Collateral for such purpose.
(b)If an Event of Default under clause (vii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Secured Parties, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vii).
(c)If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).
SECTION 5.05    Optional Preservation of the System Restoration Bond Collateral. If the System Restoration Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the related System Restoration Bond Collateral. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the System Restoration Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the System Restoration Bond Collateral. In determining whether to maintain possession of the System Restoration Bond Collateral or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the System Restoration Bond Collateral for such purpose.
SECTION 5.06    Limitation of Suits. No Holder of any System Restoration Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Financing Act or to avail itself of the right to foreclose on the System Restoration Bond Collateral or otherwise enforce the Lien and the security interest on the System Restoration Bond Collateral with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)     such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)     the Holders of not less than a majority of the Outstanding Amount of the System Restoration Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)     such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)     the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)     no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the Holders of a majority of the Outstanding Amount of the System Restoration Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the System Restoration Bonds, the Indenture Trustee in its sole discretion may file a petition with a court of competent jurisdiction to resolve such conflict or determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
SECTION 5.07    Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any System Restoration Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such System Restoration Bond on the due dates thereof expressed in such System Restoration Bond or in this Indenture or (ii) the unpaid principal, if any, of such System Restoration Bonds on the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
SECTION 5.08    Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.
SECTION 5.09    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.10    Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.
SECTION 5.11    Control by Holders. The Holders of not less than a majority of the Outstanding Amount of the System Restoration Bonds of an affected Tranche or Tranches shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the System Restoration Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such Tranche or Tranches; provided that:

(i)     such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Indenture Trustee in any personal liability or expense;
(ii)     subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any System Restoration Bond Collateral shall be by the Holders representing the applicable percentage of the Outstanding Amount of the System Restoration Bonds as provided in Section 5.04;
(iii)     if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the System Restoration Bond Collateral pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the System Restoration Bonds to sell or liquidate the System Restoration Bond Collateral shall be of no force and effect; and
(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;
provided, however, that, the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action. Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.
SECTION 5.12    aiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the System Restoration Bonds as provided in Section 5.02, the Holders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds of an affected Tranche, together with the PUCT, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the System Restoration Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each System Restoration Bond of all Tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 5.13    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any System Restoration Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the System Restoration Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any System Restoration Bond on or after the due dates expressed in such System Restoration Bond and in this Indenture or (ii) the unpaid principal, if any, of any System Restoration Bond on or after the Final Maturity Date therefor.
SECTION 5.14    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 5.15    Action on System Restoration Bonds. The Indenture Trustee’s right to seek and recover judgment on the System Restoration Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the System Restoration Bond Collateral or any other assets of the Issuer.
ARTICLE VI

THE INDENTURE TRUSTEE
SECTION 6.01    Duties of Indenture Trustee.
(a)If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)     in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i)     this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;
(ii)     the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)     the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.
(d)Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.
(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
(f)Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.
(g)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.
(i)In the event that the Indenture Trustee is also acting as Paying Agent or System Restoration Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or System Restoration Bond Registrar.
(j)Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Transition Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Transition Property.
(k)Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the System Restoration Bonds or the Basic Documents.
(l)On or before March 31 of each fiscal year ending December 31, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit C hereto as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the

Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to clause (i).
SECTION 6.02    Rights of Indenture Trustee. The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document (including electronic documents and communications delivered in accordance with the terms of this Indenture) believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.
(b)Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel of Independent counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(e)The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the System Restoration Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have grounds to believe in its discretion that security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby is to its satisfaction assured to it.
(g)The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(h)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder. The Indenture Trustee shall give prompt written notice to the Rating Agencies of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Indenture provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default of the Issuer has occurred and is continuing.
(i)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(j)In no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless it has actual knowledge or written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the System Restoration Bonds and this Indenture.
(l)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(m)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(n)The Indenture Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(o)Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee will have no duty as to any System Restoration Bond Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee will be deemed to have exercised reasonable care in the custody of the System Restoration Bond Collateral in its possession if the System Restoration Bond Collateral is accorded treatment substantially equal to that which it accords its own property, and the Indenture Trustee will not be liable or responsible for any loss or diminution in the value of any of the System Restoration Bond Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Indenture Trustee in good faith.

(p)The Indenture Trustee will not be responsible for the existence, genuineness or value of any of the System Restoration Bond Collateral or for the validity, sufficiency, perfection, priority or enforceability of the Liens in any of the System Restoration Bond Collateral, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Indenture Trustee. The Indenture Trustee shall not be responsible for the validity of the title of any grantor to the collateral, for insuring the System Restoration Bond Collateral or for the payment of taxes, charges, assessments or liens upon the System Restoration Bond Collateral or otherwise as to the maintenance of the System Restoration Bond Collateral.
(q)In the event that the Indenture Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Indenture Trustee’s sole discretion may cause the Indenture Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Indenture Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Indenture Trustee reserves the right, instead of taking such action, either to resign as Indenture Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Indenture Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Indenture Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
SECTION 6.03    Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of System Restoration Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, System Restoration Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.
SECTION 6.04    Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the System Restoration Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the System Restoration Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the System Restoration Bonds or in the System Restoration Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the System Restoration Bond Collateral, or for or in respect of the System Restoration Bonds (other than the certificate of authentication for the System Restoration Bonds) or the Basic Documents and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Servicer or any other Person under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.
SECTION 6.05    Notice of Defaults.
(a)If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has been notified in writing of such default, the Indenture Trustee shall send to the PUCT, each Rating Agency and each Bondholder notice of the Default within ten (10) Business Days after such Default was actually known to a Responsible Officer of the Indenture Trustee, provided that, in the case of a payment default, the Indenture Trustee shall give the Rating Agencies prompt notice thereof. Except in the case of a Default in payment of principal of and premium, if any, or interest on any System Restoration Bond, the Indenture Trustee may withhold the notice if a Responsible Officer in good faith determines that prompt notice of the Default is not likely to be material to Holders and the Default is likely to be cured and therefore that withholding the notice is in the interests of Holders.
(b)If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has been notified in writing of such default, the Indenture Trustee shall promptly, but no more frequently than monthly, send to the PUCT notice of any legal fees or other expenses incurred by the Indenture Trustee in defending or prosecuting any actual or threatened litigation, including any administrative proceeding, in respect of the System Restoration Bonds or the System Restoration Bond Collateral.
SECTION 6.06    Reports by Indenture Trustee to Holders.
(a)So long as System Restoration Bonds are Outstanding and the Indenture Trustee is the System Restoration Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, it shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns. If the System Restoration Bond Registrar and Paying Agent is other than the Indenture Trustee, such System Restoration Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.
(b)On or prior to the Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to the PUCT and each Holder of the System Restoration Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the System Restoration Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:
(i)     the amount of the payment to Holders allocable to principal, if any;
(ii)     the amount of the payment to Holders allocable to interest;
(iii)     the aggregate Outstanding Amount of such System Restoration Bonds, before and after giving effect to any payments allocated to principal reported under clause (i) above;
(iv)     the difference, if any, between the amount specified in clause (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule;
(v)     any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)     the amounts on deposit in the applicable Capital Subaccount and the applicable Excess Funds Subaccount, after giving effect to the foregoing payments.
(c)The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies, the Indenture Trustee and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.
(d)The Indenture Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the System Restoration Bonds shall be full and complete authorization and protection from liability with respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
SECTION 6.07    Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the Basic Documents and the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the Basic Documents and the performance of its duties hereunder and obligations under or pursuant to this Indenture, the Series Supplement and the Basic Documents. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith. The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e).
The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.
SECTION 6.08    Replacement of Indenture Trustee and Securities Intermediary.
(a)The Indenture Trustee (or any other Eligible Institution in any capacity hereunder) may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to clause (c) below. The Holders of a majority of the Outstanding Amount of the System Restoration Bonds may remove the Indenture Trustee (or any other Eligible Institution in any capacity hereunder) with thirty (30) days’ prior written notice by so notifying the Indenture

Trustee (or such other Eligible Institution, as applicable) and may appoint a successor Indenture Trustee (or successor Eligible Institution in the applicable capacity). The Issuer shall remove the Indenture Trustee if:
(i)     the Indenture Trustee fails to comply with Section 6.11;
(ii)     the Indenture Trustee is adjudged a bankrupt or insolvent;
(iii)     a receiver or other public officer takes charge of the Indenture Trustee or its property;
(iv)     the Indenture Trustee otherwise becomes incapable of acting;
(v)     the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or the Depositor to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time; or
(vi) subject to clause (c) below, with thirty (30) days’ prior written notice, any Person who maintains the Collection Account or any other account established under this Indenture fails to constitute an Eligible Institution.
Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.
(b)If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.
(c)A successor Indenture Trustee (or any other successor Eligible Institution) shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary (or any such other capacity) to the retiring Indenture Trustee (or any such other capacity) and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee (or any such other Person) shall become effective, and the successor Indenture Trustee (or such other successor Eligible Institution) shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary (or such other Eligible Institution), as applicable, under this Indenture. No resignation or removal of the Indenture Trustee (or any such other Person) pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11 (or such other successor constituting an Eligible Institution). Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession (or the succession of any other Eligible Institution) to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee. The retiring Eligible Institution shall promptly transfer all property held by it in its capacity hereunder to the successor Eligible Institution.
(d)If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the System Restoration Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(f)Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
SECTION 6.09    Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.
In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the System Restoration Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such System Restoration Bonds so authenticated; and in case at that time any of the System Restoration Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such System Restoration Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the System Restoration Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.
SECTION 6.10    Appointment of Co-Trustee or Separate Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the System Restoration Bond Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the System Restoration Bond Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the System Restoration Bond Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency and the PUCT by the Indenture Trustee.
(b)Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the System Restoration Bond Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)     no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)     the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
SECTION 6.11    Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a)(1) and § 310(a)(5) and Section 26(a)(1) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s “BBB-” or better by Standard & Poor’s and, if Fitch provides a rating thereon, “BBB-” or better by Fitch. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 6.12    Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 6.13    Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:
(a)the Indenture Trustee is a New York banking corporation validly existing and in good standing under the laws of the State of New York; and

(b)the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.
SECTION 6.14    Annual Report by Independent Registered Public Accountants. In the event the firm of Independent registered public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.05 of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer in accordance with Section 3.05 of the Servicing Agreement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.
SECTION 6.15    Custody of System Restoration Bond Collateral. The Indenture Trustee shall hold such of the System Restoration Bond Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the System Restoration Bond Collateral as constitute investment property through the Securities Intermediary (which, as of the date hereof, is The Bank of New York Mellon). The initial Securities Intermediary, hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) the Securities Intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York. The Indenture Trustee shall hold any System Restoration Bond Collateral consisting of money in a deposit account and shall act as a “bank” for purposes of perfecting the security interest in such deposit account. Terms used in the two preceding sentences that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold System Restoration Bond Collateral through an agent or a nominee.
ARTICLE VII

HOLDERS’ LISTS AND REPORTS
SECTION 7.01    Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Bondholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the System Restoration Bond Registrar, no such list shall be required to be furnished.
SECTION 7.02    Preservation of Information; Communications to Holders.
(a)The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as System Restoration Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.
(b)Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or under the System Restoration Bonds. In addition, upon the written request of any Holder or group of Holders of System Restoration Bonds evidencing not less than 10 percent of the Outstanding Amount of the System Restoration Bonds, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders of the System Restoration Bonds for purposes of communicating with other Holders with respect to their rights hereunder.
(c)The Issuer, the Indenture Trustee and the System Restoration Bond Registrar shall have the protection of TIA § 312(c).
SECTION 7.03    Reports by Issuer.
(a)The Issuer shall:
(i)     so long as the Issuer or the Sponsor is required to file such documents with the SEC, provide to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Sponsor may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)     provide to the Indenture Trustee, file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(iii)     supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA § 313(c)), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.
(b)Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
(c)Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 7.04    Reports by Indenture Trustee. If required by TIA § 313(a), within sixty (60) days after December 31 of each year, commencing with the year after the issuance of the System Restoration Bonds, the Indenture Trustee shall send to each Bondholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the Closing Date.
A copy of each report at the time of its sending to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the System Restoration Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the System Restoration Bonds are listed on any stock exchange.
ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES
SECTION 8.01    Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the System Restoration Bond Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
SECTION 8.02    Collection Account and REP Deposit Accounts.
(a)Prior to the Closing Date, the Issuer shall open or cause to be opened, at the Indenture Trustee’s office located at the Corporate Trust Office, or at another Eligible Institution, a segregated trust account in the Indenture Trustee’s name for the deposit of SRC Collections and all other amounts received with respect to the System Restoration Bond Collateral (the “Collection Account”). The Collection Account will consist of three subaccounts: a general subaccount (the “General Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount”) and a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”); provided that the Series Supplement may provide for the establishment of a cost of issuance subaccount to provide for the application of System Restoration Bond proceeds to the payment of the costs of issuing the System Restoration Bonds. For administrative purposes, the Subaccounts may, but need not, be established by the Indenture Trustee as separate accounts. Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account.” Prior to or concurrently with the issuance of the System Restoration Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Level for the System Restoration Bonds. All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount, up to the Required Capital Level for the System Restoration Bonds) shall be allocated to the General

Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Section 8.02(d) and (e). The Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the Collection Account as part of the System Restoration Bond Collateral as herein provided. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.
(b)The Securities Intermediary hereby confirms that (i) the Collection Account (other than cash) is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, (iii) the Indenture Trustee for the benefit of the Secured Parties is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to Collection Account and (iv) the Securities Intermediary agrees to comply with “entitlement orders” originated by the Indenture Trustee with respect to the Collection Account without further consent of the Issuer or any other Person. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account. Such property, other than cash, shall be treated by it as a Financial Asset. Notwithstanding anything to the contrary, for purposes of the UCC, New York State shall be deemed to be “securities intermediary jurisdiction” within the meaning of Section 8-110(e) of the UCC of the Securities Intermediary and “bank’s jurisdiction” within the meaning of Section 9-304(a) of the UCC of the Securities Intermediary acting as the “bank” and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. The Securities Intermediary represents and agrees that (i) the “account agreement” (within the meaning of the Hague Securities Convention establishing the Collection Account is governed by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention and (ii) at the time of entry of such account agreement, the Securities Intermediary had one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.
(c)The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account through the Securities Intermediary and shall apply such amounts therein as provided in this Section 8.02. The Indenture Trustee shall also pay from the Collection Account any amounts requested in writing to be paid by or to the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement.
(d)SRC Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate, the Semi-Annual Servicer’s Certificate or upon other written notice provided by the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement, as applicable.

(e)On each Payment Date for the System Restoration Bonds, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all net earnings thereon, to pay the following amounts, in accordance with the Semi-Annual Servicer’s Certificate, in the following priority:
(i)     all amounts owed by the Issuer to the Indenture Trustee (including legal fees and expenses and outstanding indemnity amounts) shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed annually the amount set forth in the Series Supplement or such greater amount as approved by the PUCT in the Financing Order, provided, however, that any such cap shall be disregarded and inapplicable upon the acceleration of the System Restoration Bonds following the occurrence and continuation of an Event of Default;
(ii)     the Servicing Fee for such Payment Date and all unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;
(iii)     the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Manager;
(iv)     all other ordinary and periodic Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;
(v)     Periodic Interest for such Payment Date, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable System Restoration Bond Interest Rate), with respect to the System Restoration Bonds shall be paid to the Holders of the System Restoration Bonds;
(vi)     principal due and payable on the System Restoration Bonds as a result of an Event of Default or on the Final Maturity Date of the System Restoration Bonds shall be paid to the Holders of the System Restoration Bonds;
(vii)     Periodic Principal for such Payment Date, including any overdue Periodic Principal, with respect to the System Restoration Bonds shall be paid to the Holders of the System Restoration Bonds in the order provided in the Series Supplement;
(viii)     any other unpaid Operating Expenses, fees, expenses and indemnity amounts owed to the Indenture Trustee;
(ix)     the amount, if any, by which the Required Capital Level with respect to the System Restoration Bonds exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;
(x)     if there is a positive balance after making the foregoing allocations, provided that no Event of Default has occurred or is continuing, an amount equal to the sum of (a) Investment Earnings on amounts in the Capital Subaccount and (b) an amount calculated at an annual rate per annum equal to ETI’s rate of return on equity most recently approved by the PUCT in ETI’s most recent base-rate case on the capital contribution for System Restoration Bonds shall be released to ETI;

(xi)     the balance, if any, shall be allocated to the Excess Funds Subaccount for distribution on subsequent Payment Dates; and
(xii)     after principal of and premium, if any, and interest on all System Restoration Bonds, and all of the other foregoing amounts, have been paid in full, including, without limitation, amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuer, free from the Lien of this Indenture and the Series Supplement.
All payments to the Holders pursuant to clauses (v), (vi) and (vii) above shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of System Restoration Bonds comprised of two or more Tranches, the Series Supplement provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Tranche of System Restoration Bonds will be made on a pro rata basis among all the Holders of such Tranche. In the case of an Event of Default, then, in accordance with Section 5.04(c), moneys will be applied pursuant to clauses (v) and (vi), in such order, on a pro rata basis, based upon the interest or the principal owed.
The amounts paid during any calendar year pursuant to clauses (i), (ii), (iii), (iv) and (viii) may not exceed the amounts approved in the Series Supplement, if the Series Supplement includes a cap on such amounts, unless the PUCT approves a different aggregate amount for such payments.
(f)If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e), the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (viii) of Section 8.02(e). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clause (ix) above, the Indenture Trustee shall draw from amounts on deposit in the Excess Funds Subaccount to make such allocations.
(g)The Indenture Trustee, shall, if in the future directed by the Servicer under Section 3.05(e) of the Servicing Agreement, maintain one or more segregated accounts in the Indenture Trustee’s name (the “REP Deposit Accounts”) at its office located at the Corporate Trust Office, or at another Eligible Institution, for REP deposits provided pursuant to the Financing Order or any Tariff, each such account for the benefit of the Indenture Trustee. Pursuant to and in accordance with the Financing Order, amounts received from any REP as a security deposit shall be deposited into the applicable REP Deposit Account. To the extent permitted by the Financing Order, any Tariff and PUCT Regulations, the REP Deposit Accounts shall at all times be maintained in Eligible Accounts, shall be subject to a perfected first priority security interest in favor of the Indenture Trustee for the benefit of the Secured Parties, and shall be under the sole dominion and exclusive control of the Indenture Trustee. Funds in the REP Deposit Accounts shall not be commingled with any other moneys. All or a portion of the funds in the REP Deposit Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee in Eligible Investments pursuant to the written direction of the Servicer (or, absent such direction, in accordance with Section 8.03(c)); provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date for the System Restoration Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof. All moneys deposited from time to time in the REP Deposit Accounts and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in a REP Deposit Account as part of the System Restoration Bond Collateral as herein provided and shall only be allocated and released upon the direction of the Servicer in accordance with Section 3.05(e) of the Servicing Agreement as required or permitted by this Indenture, the Financing Order, any Tariff, or other applicable PUCT Regulations. Any loss resulting from investment made in Eligible Investments with moneys in a REP Deposit Account shall be charged to such REP Deposit Account. The Indenture Trustee shall release property from a REP Deposit Account only as and to the extent directed by the Servicer pursuant to the Financing Order and the Servicing Agreement and as required or permitted by this Indenture. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.
SECTION 8.03    General Provisions Regarding the Collection Accounts.
(a)So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the System Restoration Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity or the date of redemption thereof. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order and shall hold such funds uninvested.
(b)Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
(c)If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the System Restoration Bonds but the System Restoration Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more money market funds described under clause (d) of the definition of “Eligible Investments” pursuant to the most recent written investment directions delivered by the Issuer to the Indenture Trustee with respect to such type of Eligible Investments; provided that if the Issuer has never delivered written investment directions to the Indenture Trustee or if the money market fund specified in the most recent written investment directions no longer exists, the Indenture Trustee shall not invest or reinvest such funds in any investments.
(d)The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.
SECTION 8.04    Release of System Restoration Bond Collateral.
(a)So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become System Restoration Bond Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any System Restoration Bond Collateral which is part of a Bill previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.
(b)The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.01.
(c)The Indenture Trustee shall, at such time as there are no System Restoration Bonds Outstanding and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the System Restoration Bond Collateral that secured the System Restoration Bonds from the Lien of this Indenture, release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credit to the Collection Account and, subject to the instructions of the Servicer, shall release the REP Deposit Accounts in accordance with Section 8.02.
SECTION 8.05    Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of Independent counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the System Restoration Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the System Restoration Bond Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.
SECTION 8.06    Reports by Independent Registered Public Accountants. As of the Closing Date, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.
ARTICLE IX

SUPPLEMENTAL INDENTURES
SECTION 9.01    Supplemental Indentures Without Consent of Holders.
(a)Without the consent of the Holders of any System Restoration Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, and, if the contemplated amendment may in the judgment of the PUCT increase ongoing Qualified Costs, with the consent of the PUCT pursuant to Section 9.03 (which consent shall not be required with regard to the Series Supplement), at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)     to correct or amplify the description of any property, including, without limitation, the System Restoration Bond Collateral, at any time subject to the Lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture and the Series Supplement, or to subject to the Lien of this Indenture and the Series Supplement additional property;
(ii)     to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the System Restoration Bonds;
(iii)     to add to the covenants of the Issuer, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iv)     to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
(v)     to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, which may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (i) such action shall not, as evidenced by an Opinion of Counsel of external counsel of the Issuer, adversely affect in any material respect the interests of the Holders of the System Restoration Bonds and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;
(vi)     to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the System Restoration Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;
(vii)     to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar or successor federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;
(viii)     to set forth the terms of any Tranche that has not theretofore been authorized by the Series Supplement;
(ix)     to qualify the System Restoration Bonds for registration with a Clearing Agency;
(x)     to satisfy any Rating Agency requirements;
(xi)     to make any amendment to this Indenture or the System Restoration Bonds relating to the transfer and legending of the System Restoration Bonds to comply with applicable securities laws; or
(xii)     to conform the text of this Indenture or the System Restoration Bonds to any provision of the registration statement filed by the Issuer with the SEC with respect to the issuance of the System Restoration Bonds to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the System Restoration Bonds.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the System Restoration Bonds, with the consent of the PUCT pursuant to Section 9.03, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the System Restoration Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.
SECTION 9.02    Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the PUCT pursuant to Section 9.03, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the System Restoration Bonds of each Tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the System Restoration Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding System Restoration Bond of each Tranche affected thereby:
(i)     change the date of payment of any installment of principal of or premium, if any, or interest on any System Restoration Bond of such Tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the System Restoration Bond Collateral to payment of principal of or premium, if any, or interest on the System Restoration Bonds, or change any place of payment where, or the coin or currency in which, any System Restoration Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the System Restoration Bonds on or after the respective due dates thereof;
(ii)     reduce the percentage of the Outstanding Amount of the System Restoration Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)     reduce the percentage of the Outstanding Amount of the System Restoration Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the System Restoration Bond Collateral pursuant to Section 5.04;
(iv)     modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that those provisions of this Indenture referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding System Restoration Bond affected thereby;
(v)     modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any System Restoration Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Amortization Schedules or Final Maturity Dates of any Tranche of System Restoration Bonds;
(vi)     decrease the Required Capital Level;
(vii)     permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the System Restoration

Bond Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any System Restoration Bond of the security provided by the Lien of this Indenture;
(viii)     cause any material adverse federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders; or
(ix)     impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.
It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies a copy of such supplemental indenture and to the Holders of the System Restoration Bonds to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
SECTION 9.03    PUCT Condition. Notwithstanding anything to the contrary in Section 9.01 or 9.02, no supplemental indenture (other than the Series Supplement) shall be effective unless the process set forth in this Section 9.03 has been followed.
(a)At least thirty-one (31) days prior to the effectiveness of any such supplemental indenture and after obtaining the other necessary approvals set forth in Section 9.01 or 9.02, as applicable, except for the consent of the Indenture Trustee and the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture, the Issuer shall have delivered to the PUCT’s executive director and general counsel written notification of any proposed supplemental indenture, which notification shall contain:
(i)     a reference to Docket No. 52302;
(ii)     an Officer’s Certificate stating that the proposed supplemental indenture has been approved by all parties to this Indenture; and
(iii)     a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed supplemental indenture or to request additional time.
(b)The PUCT or its staff shall, within thirty (30) days of receiving the notification complying with Section 9.03(a) above, either:
(i)     provide notice of its determination that the proposed supplemental indenture will not under any circumstances have the effect of increasing the ongoing Qualified Costs related to the System Restoration Bonds,
(ii)     provide notice of its consent or lack of consent to the person specified in Section 9.03(a)(iii) above, or

(iii)     be conclusively deemed to have consented to the proposed supplemental indenture, unless, within thirty (30) days of receiving the notification complying with Section 9.03(a) above, the PUCT or its staff delivers to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed supplemental indenture. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent or notice of its determination that the proposed supplemental indenture will not under any circumstances increase ongoing Qualified Costs to the person specified in Section 9.03(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed supplemental indenture on the last day of such extension of time. Any supplemental indenture requiring the consent of the PUCT shall become effective on the later of (i) the date proposed by the parties to such supplemental indenture and (ii) the first day after the expiration of the thirty (30)-day period provided for in this Section 9.03(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.
(c)Following the delivery of a notice to the PUCT by the Issuer under Section 9.03(a) above, the Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed supplemental indenture. Such withdrawal shall be evidenced by the prompt written notice thereof by the Issuer to the PUCT, the Indenture Trustee and the Servicer.
SECTION 9.04    Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
SECTION 9.05    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Tranche of System Restoration Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 9.06    Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.
SECTION 9.07    Reference in System Restoration Bonds to Supplemental Indentures. System Restoration Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new System Restoration Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding System Restoration Bonds.
ARTICLE X

Miscellaneous
SECTION 10.01    Compliance Certificates and Opinions, etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)     a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)     a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)     a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
(b)Prior to the deposit of any System Restoration Bond Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the System Restoration Bond Collateral or other property or securities to be so deposited.
(ii)     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the System Restoration Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the System Restoration Bonds.
(iii)     Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iv)     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to the System Restoration Bonds, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the System Restoration Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the System Restoration Bonds.
(v)     Notwithstanding Section 2.16 or any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Transition Property and the other System Restoration Bond Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of each Collection Account as and to the extent permitted or required by the Basic Documents.
SECTION 10.02    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such Opinion of Counsel.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 10.03    Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The ownership of System Restoration Bonds shall be proved by the System Restoration Bond Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any System Restoration Bonds shall bind the Holder of every System Restoration Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such System Restoration Bond.
SECTION 10.04    Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.
(a)Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:
(i)     the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at the Corporate Trust Office,

(ii)     the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Entergy Texas Restoration Funding II, LLC at Capital Center, 919 Congress Avenue, Suite 840-C, Austin, Texas 78701, Attention: Manager, Telephone: (512) 487-3982, Facsimile: (512) 487-3958, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or
(iii)     the PUCT by the Seller, the Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the PUCT addressed to: to 1701 N. Congress Avenue, P.O. Box 13326, Austin, Texas 78711-3326, Attention of Executive Director, telephone: (512) 936-7040, facsimile: (512) 936-7036 and General Counsel, telephone: (512) 936-7261, Facsimile: (512) 936-7268.
(b)Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, facsimile, personally delivered or mailed by certified mail, or email in the case of Standard & Poor’s, return receipt requested to:
(i)     in the case of Moody’s, to: Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);
(ii)     in the case of Standard & Poor’s, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email),
(iii)     in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355, and
(iv)     as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
Any notice, report or other communication given hereunder may be in writing and addressed as follows or to the extent receipt is confirmed telephonically sent by Electronic Means to the address provided above.
The Indenture Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and related Basic Documents and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Indenture Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Indenture Trustee Instructions using Electronic Means and the Indenture Trustee in its discretion elects to act upon such Instructions, the Indenture Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Indenture Trustee cannot determine the identity of the actual sender of such Instructions and that the Indenture Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Indenture Trustee have been sent by such Authorized

Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Indenture Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Indenture Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Indenture Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
SECTION 10.05    Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the System Restoration Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.
Notwithstanding any other provision of this Indenture or any System Restoration Bond, where this Indenture or any System Restoration Bond provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global System Restoration Bond (whether by mail or otherwise), such notice shall be sufficiently given if given to the Clearing Agency (or its designee) pursuant to the standing instructions from the Clearing Agency or its designee, including by electronic mail in accordance with accepted practices at the Clearing Agency.
SECTION 10.06    Rule 17g-5 Compliance. The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the System Restoration Bonds or undertaking credit rating surveillance of the System Restoration Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.
SECTION 10.07    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.
The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
SECTION 10.08    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 10.09    Successors and Assigns. All covenants and agreements in this Indenture and the System Restoration Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.
SECTION 10.10    Severability. Any provision in this Indenture or in the System Restoration Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.11    Benefits of Indenture. Nothing in this Indenture or in the System Restoration Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the System Restoration Bond Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 10.12    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the System Restoration Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
SECTION 10.13    GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF

THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
SECTION 10.14    Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 10.15    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense (which shall be external counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
SECTION 10.16    Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the System Restoration Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership interest in the Issuer (including ETI) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ETI) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
SECTION 10.17    No Recourse to Issuer. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the System Restoration Bond Collateral with respect to any amounts due to the Holders hereunder and under the System Restoration Bonds and, in the event such System Restoration Bond Collateral is insufficient to pay in full the amounts owed on the System Restoration Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
SECTION 10.18    Basic Documents. The Indenture Trustee is hereby authorized to execute and deliver the Servicing Agreement and to execute and deliver any other Basic Document which it is requested to acknowledge.
SECTION 10.19    No Petition. The Indenture Trustee, by entering into this Indenture, each Holder, by accepting a System Restoration Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.
SECTION 10.20    Securities Intermediary. The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded The Bank of New York Mellon, a New York banking corporation, in its capacity as Indenture Trustee under this Indenture.
SECTION 10.21    Submission to Jurisdiction. The Issuer hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the System Restoration Bonds, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
SECTION 10.22    Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuer agrees (i) to provide to The Bank of New York Mellon upon request information the Issuer has in its reasonable possession about the applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, and (ii) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

ENTERGY TEXAS RESTORATION FUNDING II, LLC, as Issuer

By: ________________________________ Name: Title:

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee and as Securities Intermediary

By: ________________________________ Name: Title:

Signature Page to
Indenture

EXHIBIT A
FORM OF SYSTEM RESTORATION BOND
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
REGISTERED No. _____    $________
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP NO.
THE PRINCIPAL OF THIS TRANCHE [ - ] SYSTEM RESTORATION BOND (“THIS TRANCHE [ - ] SYSTEM RESTORATION BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE [ - ] SYSTEM RESTORATION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS SYSTEM RESTORATION BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE SYSTEM RESTORATION BOND COLLATERAL, AS DESCRIBED IN THE INDENTURE AND THE SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS TRANCHE [ - ] SYSTEM RESTORATION BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS TRANCHE [ - ] SYSTEM RESTORATION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE [ - ] SYSTEM RESTORATION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON
EXHIBIT A
1

BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.
ENTERGY TEXAS RESTORATION FUNDING II, LLC SYSTEM RESTORATION BONDS,
Tranche [ - ].

INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	FINAL MATURITY DATE

Entergy Texas Restoration Funding II, LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [ ], or registered assigns, the Original Principal Amount shown above [in semi-annual installments] on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each __________ and __________ or if any such day is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche [ - ] System Restoration Bond (hereinafter referred to as this “Tranche [ - ] System Restoration Bond”). Interest on this Tranche [ - ] System Restoration Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of [specify method of computation]. Such principal of and interest on this Tranche [ - ] System Restoration Bond shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Tranche [ - ] System Restoration Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Tranche [ - ] System Restoration Bond shall be applied first to interest due and payable on this Tranche [ - ] System Restoration Bond as provided above and then to the unpaid principal of and premium, if any, on this Tranche [ - ] System Restoration Bond, all in the manner set forth in the Indenture.
Reference is made to the further provisions of this Tranche [ - ] System Restoration Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche [ - ] System Restoration Bond.
EXHIBIT A
2

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facimile signature, this Tranche [ - ] System Restoration Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:	ENTERGY TEXAS RESTORATION FUNDING II, LLC

By: _________________________________ Name: Title:

EXHIBIT A
3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated: [___________, _____]
This is one of the Tranche [ - ] System Restoration Bonds, designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By: _________________________________ Authorized Signatory

EXHIBIT A
4

REVERSE OF SYSTEM RESTORATION BOND* 1
This Tranche [ - ] System Restoration Bond is one of a duly authorized issue of System Restoration Bonds of the Issuer (herein called the “System Restoration Bonds”), issued or which are issuable in one or more Tranches, and the System Restoration Bonds consists of [ ] Tranches, including this Tranche [ - ] System Restoration Bond (herein called the “Tranche [ - ] System Restoration Bonds”), all issued and to be issued under that certain Indenture dated as of April 1, 2022, (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the System Restoration Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of April 1, 2022 between the Issuer and the Indenture Trustee. All terms used in this Tranche [ - ] System Restoration Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.
The Tranche [ - ] System Restoration Bonds and the other Tranches of the System Restoration Bonds (all of such Tranches being referred to herein as the “System Restoration Bonds”) are and will be equally and ratably secured by the System Restoration Bond Collateral pledged as security therefor as provided in the Indenture.
The principal of this Tranche [ - ] System Restoration Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Bondholders representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared such System Restoration Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche [ - ] System Restoration Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the System Restoration Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the System Restoration Bonds representing not less than a majority of the Outstanding Amount of the System Restoration Bonds have declared the System Restoration Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche [ - ] System Restoration Bonds shall be made pro rata to the Tranche [ - ] Holders entitled thereto based on the respective principal amounts of the Tranche [ - ] System Restoration Bonds held by them.
*    The form of the reverse of a Transition Bond is substantially as follows, unless otherwise specified in the Series Supplement.
EXHIBIT A
5

Payments of interest on this Tranche [ - ] System Restoration Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche [ - ] System Restoration Bond (or one or more Predecessor System Restoration Bonds) on the System Restoration Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that if this Tranche [ - ] System Restoration Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global System Restoration Bond evidencing this Tranche [ - ] System Restoration Bond unless and until such Global System Restoration Bond is exchanged for Definitive System Restoration Bonds (in which event payments shall be made as provided above), and except for the final installment of principal and premium, if any, payable with respect to this Tranche [ - ] System Restoration Bond on a Payment Date which shall be payable as provided below. Any reduction in the principal amount of this Tranche [ - ] System Restoration Bond (or any one or more Predecessor System Restoration Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche [ - ] System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche [ - ] System Restoration Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche [ - ] System Restoration Bond and shall specify the place where this Tranche [ - ] System Restoration Bond may be presented and surrendered for payment of such installment.
The Issuer shall pay interest on overdue installments of interest at the System Restoration Bond Interest Rate to the extent lawful.
This System Restoration Bond is a “transition bond” as such term is defined in the Financing Act. Principal and interest due and payable on this System Restoration Bond are payable from and secured primarily by Transition Property created and established by the Financing Order obtained from the Public Utility Commission of Texas pursuant to the Financing Act. Transition Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, collect and recover certain charges (defined in the Financing Act as “transition charges”, including such charges as set forth in Section 36.403(f)) to be included in regular electric utility bills of existing and future electric service customers within the service territory of Entergy Texas, Inc., a Texas electric utility, or its successors or assigns, as more fully described in the Financing Order.
The Financing Act provides that: “Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds.”
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The Issuer and ETI hereby acknowledge that the purchase of this System Restoration Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.
As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche [ - ] System Restoration Bond may be registered on the System Restoration Bond Register upon surrender of this Tranche [ - ] System Restoration Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche [ - ] System Restoration Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche [ - ] System Restoration Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04 or 2.06 of the Indenture not involving any transfer.
Each System Restoration Bond holder, by acceptance of a System Restoration Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the System Restoration Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including ETI) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including ETI) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
Prior to the due presentment for registration of transfer of this Tranche [ - ] System Restoration Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche [ - ] System Restoration Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche [ - ] System Restoration Bond and for all other purposes whatsoever, whether or not this Tranche [ - ] System Restoration Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the System Restoration Bonds under the Indenture at any time by the Issuer with the consent of the Bondholders representing not less than a majority of the Outstanding Amount of all System Restoration Bonds at the time outstanding of each Tranche to be affected. The Indenture also contains provisions permitting the Bondholders representing specified
EXHIBIT A
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percentages of the Outstanding Amount of the System Restoration Bonds, on behalf of the Holders of all the System Restoration Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche [ - ] System Restoration Bond (or any one of more Predecessor System Restoration Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche [ - ] System Restoration Bond and of any System Restoration Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche [ - ] System Restoration Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the System Restoration Bonds issued thereunder.
The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Tranche [ - ] System Restoration Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Tranche [ - ] System Restoration Bond.
The term “Issuer” as used in this Tranche [ - ] System Restoration Bond includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Bondholders under the Indenture.
The Tranche [ - ] System Restoration Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.
THIS TRANCHE [ - ] SYSTEM RESTORATION BOND, THE INDENTURE AND THE SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
No reference herein to the Indenture and no provision of this Tranche [ - ] System Restoration Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche [ - ] System Restoration Bond at the times, place, and rate, and in the coin or currency herein prescribed.
The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche [ - ] System Restoration Bond, by acquiring any Tranche [ - ] System Restoration Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the
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Tranche [ - ] System Restoration Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche [ - ] System Restoration Bonds are outstanding, agree to treat the Tranche [ - ] System Restoration Bonds as indebtedness of the sole owner of the Issuer secured by the System Restoration Bond Collateral unless otherwise required by appropriate taxing authorities.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Tranche [ - ] System Restoration Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)
Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee ____________
FOR VALUE RECEIVED, the undersigned2 hereby sells, assigns and transfers unto
(name and address of assignee)
the within Tranche [ - ] System Restoration Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said Tranche [ - ] System Restoration Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: [___________, _____]	______________________________________ Signature Guaranteed:
______________________________________
2     SYSTEM RESTORATION BOND: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche [ - ] System Restoration Bond in every particular, without alteration, enlargement or any change whatsoever.
    NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or (iv) such other guarantee program acceptable to the Indenture Trustee.
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EXHIBIT B
FORM OF SERIES SUPPLEMENT
This SERIES SUPPLEMENT dated as of                   , 2022 (this “Supplement”), by and between ENTERGY TEXAS RESTORATION FUNDING II, LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK., a New York banking corporation (“BNYM”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of                   , 2022 by and between the Issuer and BNYM, in its capacity as Indenture Trustee and in its separate capacity as securities intermediary (the “Indenture”).
PRELIMINARY STATEMENT
Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the System Restoration Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the System Restoration Bonds with an initial aggregate principal amount of $_____ to be known as Entergy Texas Restoration Funding II, LLC Senior Secured System Restoration Bonds, Series 2022-A (the “System Restoration Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the System Restoration Bonds.
All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.
GRANTING CLAUSE
With respect to the System Restoration Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the System Restoration Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Transition Property created under and pursuant to the Financing Order, and transferred by the Seller to the Issuer pursuant to the Sale Agreement (including, to the fullest extent permitted by law, the right to impose, collect and receive Transition Charges, all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Charges authorized in the Financing Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Transition Charges from Customers and REPs), (b) all Transition Charges related to such Transition Property, (c) the Sale Agreement and each Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and such Bills of Sale with respect to such Transition Property and the System Restoration Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the foregoing Transition Property and the System Restoration Bonds, (e) the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all Financial Assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain adjustments to the Transition Charges in accordance with Section 39.307 (as incorporated through Section 36.403(a)) of the Financing Act, the Financing Order or any Tariff filed in connection therewith, (g) all deposits, guarantees, surety bonds, letters of credit and other forms of credit support
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provided by or on behalf of REPs pursuant to the Financing Order or such Tariff, including investment earnings thereon and all amounts on deposit in the REP Deposit Accounts, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Transition Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (i) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (j) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute System Restoration Bond Collateral: (i) cash that has been released pursuant to Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding System Restoration Bonds, cash that has been released pursuant to Section 8.02(e)(xii) of the Indenture and (ii) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the System Restoration Bonds (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (ii) above shall not be subject to Section 3.17 of the Indenture.
The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the System Restoration Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the System Restoration Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture (collectively, the “Secured Obligations”). The Indenture and this Series Supplement constitute a security agreement within the meaning of the Financing Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.
The Indenture Trustee, on behalf of the Secured Parties of the System Restoration Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.
SECTION 1. Designation. The System Restoration Bonds shall be designated generally as the System Restoration Bonds and further denominated as Tranches [ ] through [ ].
SECTION 2. Initial Principal Amount; System Restoration Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The System Restoration Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Tranche	Initial Principal Amount	System Restoration Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date

The System Restoration Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.
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SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; No Premium; Other Terms.
(a)     Authentication Date. The System Restoration Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [ ] (the “Closing Date”) shall have as their date of authentication [ ].
(b)     Payment Dates. The Payment Dates for the System Restoration Bonds are __________ and __________ (each, a “Payment Date”) of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ ] (the “Initial Payment Date”)and continuing until the earlier of repayment of the Tranche [ ] System Restoration Bonds in full and the Final Maturity Date for the Tranche [ ] System Restoration Bonds.
(c)     Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: [(1) to the holders of the Tranche [ ] System Restoration Bonds, until the Outstanding Amount of such Tranche of System Restoration Bonds thereof has been reduced to zero; (2) to the holders of the Tranche [ ] System Restoration Bonds, until the Outstanding Amount of such Tranche of System Restoration Bonds thereof has been reduced to zero; and (3) to the holders of the Tranche [ ] System Restoration Bonds, until the Outstanding Amount of such Tranche of System Restoration Bonds thereof has been reduced to zero; (4)] provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of System Restoration Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.
(d)     Periodic Interest. Periodic Interest will be payable on each Tranche of the System Restoration Bonds on each Payment Date in an amount equal to [one-half] of the product of (i) the applicable System Restoration Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of System Restoration Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of System Restoration Bonds on such preceding Payment Date (“Periodic Interest”); provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.
[(e)     Book-Entry System Restoration Bonds. The System Restoration Bonds shall [not] be Book-Entry System Restoration Bonds and the applicable provisions of Section 2.11 of the Indenture shall [not] apply to such System Restoration Bonds.]
(f)    Waterfall Caps. The amount payable with respect to the System Restoration Bonds pursuant to Section 8.02(e)(i) of the Indenture shall not exceed $             annually’ provided, however, that any such cap shall be disregarded and inapplicable upon the acceleration of the System Restoration Bonds following the occurrence and continuation of an Event of Default.
SECTION 4. Minimum Denominations. The System Restoration Bonds shall be issuable in the Minimum Denomination and integral multiples of $1,000 in excess thereof.
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SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the System Restoration Bonds, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that certain terms will have the meanings specified in this Supplement. With respect to the System Restoration Bonds, the following definitions shall apply:
“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.
“Initial Payment Date” has the meaning set forth in Section 3(b) of this Supplement.
“Minimum Denomination” shall mean $100,000.
“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.
“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.
“System Restoration Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.
SECTION 6. Delivery and Payment for the System Restoration Bonds; Form of the System Restoration Bonds. The Indenture Trustee shall deliver the System Restoration Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The System Restoration Bonds of each Tranche shall be in the form of Exhibits A-[ ] through A-[ ] hereto.
SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplemented the Indenture only in so far as it relates to the System Restoration Bonds.
SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
SECTION 9. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the System Restoration Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i)  any owner of a beneficial interest in the Issuer (including ETI) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director,
EXHIBIT B
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employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including ETI) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and ETI have any such obligations in their respective individual or corporate capacities). Each Holder by accepting a System Restoration Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the System Restoration Bonds.
SECTION 11. Application of System Restoration Bond Proceeds; Costs of Issuance Account. The proceeds of the System Restoration Bond Proceeds shall be applied to pay the costs of issuing the System Restoration Bonds and to purchase the Transition Property, as directed in an Officer’s Certificate. The Indenture Trustee shall, pursuant to an Issuer Order, deposit the amounts directed to be applied to the payment of the costs of issuance into a segregated trust account (the “Costs of Issuance Account”). Amounts in the Costs of Issuance Account shall be applied from time to time as directed by an Officer’s Certificate, to pay costs of issuing the System Restoration Bonds, and, upon payment of all such costs, for deposit into the General Subaccount and applied as a credit against System Restoration Charges as required by the Financing Order. Pending such application, amounts in the Costs of Issuance Account may be invested in the same manner and subject to the same restrictions as amounts in the General Subaccount, provided that any amount earned, or gains or losses, shall be credited to the Costs of Issuance Account.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

ENTERGY TEXAS RESTORATION FUNDING II, LLC, as Issuer
By: __________________________________ Name: Title:

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee

By: __________________________________ Name: Title:

EXHIBIT B
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SCHEDULE A
EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE OF EACH TRANCHE

PAYMENT DATE	TRANCHE	TRANCHE	TRANCHE
Closing Date	$	$	$
________ ___,
________ ___,
________ ___,
________ ___,

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EXHIBIT C
SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days of receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within 2 business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X
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1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than 2 business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within 2 business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
EXHIBIT C
2

APPENDIX A
DEFINITIONS
This is Appendix A to the Indenture.
A.     Defined Terms. As used in the Indenture, the Sale Agreement, the LLC Agreement, the Servicing Agreement, the Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:
“17g-5 Website” is defined in Section 10.06 of the Indenture.
“Act” is defined in Section 10.03(a) of the Indenture.
“Actual SRC Collections” means, with respect to Billed SRCs in any Reconciliation Period, the amount of such Billed SRCs (less the amounts held back under the Tariffs by an applicable REP to reflect potential write-offs calculated for such Reconciliation Period), as adjusted for actual system write-off percentages experienced in the Reconciliation Period.
“Administration Agreement” means the Administration Agreement, dated as of April 1, 2022 by and between Entergy Texas and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Administration Fee” is defined in Section 2 of the Administration Agreement.
“Administrator” means ETI, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Amendatory Tariff” means a revision to service riders or any other notice filing filed with the PUCT in respect of a Tariff pursuant to a True-Up Adjustment.
“Annual Accountant’s Report” is defined in Section 3.04 of the Servicing Agreement.
“Annual True-Up Adjustment” means each adjustment to the System Restoration Charges made pursuant to the terms of the related Tariff in accordance with Section 4.01(b)(i) of the Servicing Agreement.
“Annual True-Up Adjustment Date” means the first billing cycle of April of each year, commencing on April 1, 2023.
“Applicable Law” has the meaning set forth in Section 10.21 of the Indenture.
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“Applicable REP” means, with respect to each Customer taking service from a REP, the REP, if any, responsible for billing and collecting all charges to such Customer, including the System Restoration Charges.
“Application” means the Application of ETI for a Financing Order to securitize regulatory assets and other Qualified Costs filed by Entergy Texas with the PUCT on July 9, 2021 pursuant to the Securitization Law.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time.
“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement and the Bill of Sale, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.
“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement.
“Billed SRCs” is defined in Annex I to the Servicing Agreement.
“Billing Period” means the period created by dividing the calendar year into twelve (12) consecutive periods of approximately twenty-one (21) Servicer Business Days.
“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by ETI or REPs or to REPs by ETI on its own behalf and in its capacity as Servicer.
“Book-Entry Form” means, with respect to any System Restoration Bond that such System Restoration Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such System Restoration Bond was issued.
“Book-Entry System Restoration Bonds” means any System Restoration Bonds issued in Book-Entry Form; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive System Restoration Bonds are to be issued to the Holder of such System Restoration Bonds, such System Restoration Bonds shall no longer be “Book-Entry System Restoration Bonds”.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.
“Calculation Period” means, with respect to any True-Up Adjustment, the period comprised of the twelve (12) succeeding Collection Periods beginning with the Collection Period in which a True-Up Adjustment would go into effect; provided that in the case of any True-Up Adjustment which will go into effect after the last Scheduled Final Payment Date, the Calculation Period shall begin on the date the True-Up Adjustment goes into effect and end on the Payment Date next following such True-Up Adjustment date; and provided further that for the purpose of calculating the first Periodic Payment Requirement as of the Closing Date, “Calculation Period” means, initially, the period commencing on the Closing Date and ending on the last day of the billing cycle of March 2023.
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“Capital Contribution” means the amount of cash contributed to the Issuer by ETI as specified in the LLC Agreement.
“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.
“Certificate of Compliance” means the certificates referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit C attached to the Servicing Agreement.
“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on August 12, 2021 pursuant to which the Issuer was formed.
“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.
“Clearstream” means Clearstream Banking, Luxembourg, S.A.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
“Closing Date” means April 1, 2022.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account established by the Issuer and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.
“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.
“Corporate Trust Office” means the principal office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the Closing Date is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust - ABS Group, Telephone: (212) 815-8139, Facsimile: (212) 815-3883 or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of System Restoration Bonds and the Issuer, or the principal corporate trust office of any successor trustee by like notice.
“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.
“Customers” means all existing and future retail customers of ETI in the Service Area and all other existing and future retail customers who are obligated to pay System Restoration Charges pursuant to the Financing Order or any Tariff.
“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.
“Days Sales Outstanding” is defined in Annex I to the Servicing Agreement.
Appendix A
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“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.
“Definitive System Restoration Bonds” means System Restoration Bonds issued in definitive form in accordance with Section 2.13 of the Indenture.
“Depositing REP” means a REP who provides a cash deposit pursuant to Section 3.05(e) of the Servicing Agreement.
“Depositor” means ETI, in its capacity as depositor of the Transition Property.
“DTC” means The Depository Trust Company or any successor thereto.
“Electronic Means” means telephone, telecopy, telegraph, telex, internet, electronic mail, facsimile transmission or any other similar means of electronic communication. Any communication by telephone as an Electronic Means shall be promptly confirmed in writing or by one of the other means of electronic communication authorized herein.
“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.
“Eligible Institution” means:
(a)     the corporate trust department of the Indenture Trustee, so long as (i) the Indenture Trustee has a counterparty rating from Moody’s of at least “A2” or, if the Indenture Trustee does not have a counterparty rating from Moody’s, it has a senior unsecured debt rating (or its equivalent) from Moody’s of at least “A2” and (ii) so long as any of the securities of the Indenture Trustee have a credit rating from S&P of at least “A”; or
(b)     a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s or (B) a short-term issuer rating of “A-1+” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.
If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.
“Eligible Investments” mean instruments or investment property which evidence:
(a)     direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;
(b)    demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of , or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term debt obligations of such depository institution are, at the time of deposit, rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the System Restoration Bonds;
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(c)    commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of ETI or any of its Affiliates), which at the time of purchase is rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the System Restoration Bonds;
(d)    investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s and S&P;
(e)    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with Eligible Institutions;
(f)    repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker dealer, acting as principal and that meets the ratings criteria set forth below:
(i)    a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by Standard & Poor’s at the time of entering into this repurchase obligation, or
(ii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by Standard & Poor’s at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company.
in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing:  no securities or investments which mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least P-1 and F1 from Moody’s and Fitch, respectively, or a long-term unsecured debt rating of at least A2 or AA from Moody’s and Fitch, respectively, and also has a long-term unsecured debt rating of at least A+ from S&P;  no securities or investments described in clauses (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least A1 and A from Moody’s and Fitch, respectively, and a short-term unsecured debt rating of at least P-1 and F1 from Moody’s and Fitch, respectively;  no securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months shall be an “Eligible Investment” unless the issuer thereof has a long-term unsecured debt rating of at least Aa3 from Moody’s and a short-term unsecured debt rating of at least P1 from Moody’s; (4) no securities or investments described in clauses (b) through (d) above which have a maturity of 60 days or less shall be Eligible Investments unless such securities have a rating from S&P of at least A-1; and (5) no securities or investments described in clauses (b) through (d) above which have a maturity of more than 60 days shall be Eligible Investments unless such securities have a rating from S&P of at least AA-, A-1+ or AAAm.
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“Entergy Texas” or “ETI” means Entergy Texas, Inc. and its successor and assigns.
“ERCOT” means the Electric Reliability Council of Texas or any successor thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.
“Estimated SRC Collections” means the sum of the payments in respect of System Restoration Charges which are estimated to have been received by the Servicer, directly or indirectly (including through a REP), from or on behalf of Customers, calculated in accordance with Annex I of the Servicing Agreement.
“Euroclear” means the Euroclear System.
“Event of Default” is defined in Section 5.01 of the Indenture.
“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.
“Excess Remittance” means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated SRC Collections remitted to the Collection Account during such Reconciliation Period exceed Actual SRC Collections received by the Servicer during such Reconciliation Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expected Amortization Schedule” means, with respect to any Tranche, the expected amortization schedule related theretoset forth in the Series Supplement.
“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.
“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).
“Federal Book-Entry Securities” means securities issued in book-entry form by the United States Treasury.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three (3) federal funds brokers of recognized standing selected by it.
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“FERC” means the Federal Energy Regulatory Commission or any successor thereto.
“Final” means, with respect to any Financing Order, that such Financing Order has become final, is not being appealed and that the time for filing an appeal therefrom has expired.
“Final Maturity Date” means, with respect to each Tranche of System Restoration Bonds, the Final Maturity Date therefor, as specified in the Series Supplement.
“Financial Asset” means “financial asset” as set forth in Section 8-102(a)(9) of the NY UCC.
“Financing Act” means Subchapter I of Chapter 36 of the Texas Utilities Code, §§ 36.401-36.406 and Subchapter G of Chapter 39 of the Texas Utilities Code, §§ 39.301-39.313, in each case as amended from time to time.
“Financing Order” means the Final Financing Order issued on January 14, 2022 by the PUCT pursuant to the Securitization Law, Docket No. 52302, authorizing the creation of the Transition Property.
“Fitch” means Fitch, Inc. or any successor thereto.
“General Subaccount” is defined in Section 8.02(a) of the Indenture.
“Global System Restoration Bond” means a System Restoration Bond evidencing all or any part of the System Restoration Bonds to be issued to the Holders thereof in Book-Entry Form, which Global System Restoration Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement pursuant to which the System Restoration Bond is issued.
“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.
“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the System Restoration Bond Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the System Restoration Bond Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, ratified September 28, 2016, S. Treaty Doc. No. 112-6 (2012).
“Holder” or “Bondholder” means the Person in whose name a System Restoration Bond is registered on the System Restoration Bond Register.
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“Indenture” means the Indenture, dated as of April 1, 2022, by and between the Issuer and The Bank of New York Mellon, as the Indenture Trustee and as Securities Intermediary, as originally executed and, as from time to time supplemented or amended by the Series Supplement or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the System Restoration Bonds established thereunder.
“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee under the Indenture.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the System Restoration Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.
“Independent Manager” is defined in Section 4.01 of the LLC Agreement.
“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.
“Initial Tariff” means the initial Tariff filed with the PUCT to evidence the System Restoration Charges pursuant to the Financing Order.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Law” means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.
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“Interim True-Up Adjustment” means any adjustment to the System Restoration Charges made pursuant to the terms of the related Tariff and in accordance with Section 4.01(b)(iii) of the Servicing Agreement.
“Interim True-Up Adjustment Date” means the effective date of any Interim True-Up Adjustment.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Internal Revenue Service” means the Internal Revenue Service of the United States of America.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.
“Issuance Advice Letter” means the Issuance Advice Letter filed with the PUCT pursuant to the Financing Act and the Financing Order with respect to the System Restoration Charges.
“Issuer” means Entergy Texas Restoration Funding II, LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the System Restoration Bonds.
“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.
“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.
“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry System Restoration Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Lien” means a security interest, lien, mortgage, charge, pledge, claim, equity or encumbrance of any kind.
“LLC Act” means the Delaware Limited Liability Company Act, as amended.
“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Entergy Texas Restoration Funding II, LLC, dated as of March 11, 2022, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Loss” is defined in Section 1.01(b) of the Sale Agreement.
“Losses” is defined in Section 5.03 of the Servicing Agreement.
“Manager” means each manager of the Issuer under the LLC Agreement.
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“Member” has the meaning specified in the first paragraph of the LLC Agreement.
“Minimum Denomination” means, with respect to any System Restoration Bond, the minimum denomination therefor specified in the Series Supplement, which minimum denomination shall be not less than $2,000, except for one System Restoration Bond of each tranche which may be of a smaller denomination, and, except as otherwise provided in the Series Supplement, integral multiples thereof.
“Monthly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(iii) of the Servicing Agreement.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Non-Standard True-Up Adjustment” means any special adjustment to the System Restoration Charges to reallocate the amounts of such System Restoration Charges among SRC Customer Classes pursuant to the terms of the related Tariff under the heading “Non-Standard True-Up Procedure” and in accordance with Section 4.01(b)(ii) of the Servicing Agreement.
“Non-Standard True-Up Adjustment Date” means the earlier of (i) the date revised System Restoration Charges are approved and effective pursuant to a final order of the PUCT in the related Non-Standard True-Up Adjustment proceeding and (ii) the first billing cycle of April of the applicable year.
“Non-U.S. Holder” means a holder of System Restoration Bonds that is not a U.S. Holder, but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.
“Notice of Default” is defined in Section 5.01 of the Indenture.
“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.
“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Responsible Officer of the party delivering such certificate.
“Operating Expenses” means all unreimbursed fees, costs and expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee, any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency fees, costs and expenses of the Issuer and ETI and any franchise taxes owed on investment income in the Collection Account.
“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party. Any Opinion of Counsel may be based, insofar as it relates to factual matters (including financial and capital markets), upon a certificate or opinion or, or
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representations by, an officer or officer of the Servicer or the Issuer and other documents necessary and advisable in the judgment of counsel delivering such opinion.
“Outstanding” means, as of the date of determination, all System Restoration Bonds theretofore authenticated and delivered under this Indenture except:
(a)     System Restoration Bonds theretofore canceled by the System Restoration Bond Registrar or delivered to the System Restoration Bond Registrar for cancellation;
(b)     System Restoration Bonds or portions thereof the payment for which money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such System Restoration Bonds; and
(c)     System Restoration Bonds in exchange for or in lieu of other System Restoration Bonds which have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such System Restoration Bonds are held by a Protected Purchaser;
provided that in determining whether the Holders of the requisite Outstanding Amount of the System Restoration Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, System Restoration Bonds owned by the Issuer, any other obligor upon the System Restoration Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only System Restoration Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. System Restoration Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such System Restoration Bonds and that the pledgee is not the Issuer, any other obligor upon the System Restoration Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.
“Outstanding Amount” means the aggregate principal amount of all System Restoration Bonds or, if the context requires, all System Restoration Bonds of a Tranche, Outstanding at the date of determination.
“Paying Agent” means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the System Restoration Bonds pursuant to the Indenture.
“Payment Date” means, with respect to any Tranche of System Restoration Bonds, the dates specified in the Series Supplement; provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.
“Periodic Billing Requirement” means, for any Calculation Period, the aggregate amount of System Restoration Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on or before the end of the Collection Period immediately preceding the next Annual True-Up Adjustment Date.
“Periodic Billing Requirement Allocation Factors” or “PBRAF” means, for any Calculation Period, the percentages of the Period Billing Requirement allocable to each Transition Charge rate class as established by the applicable Tariff.
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“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.
“Periodic Payment Requirement” for any Calculation Period means the total dollar amount of SRC Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which are projected to be available for payments on the System Restoration Bonds at the end of such Calculation Period and including any shortfalls in the Periodic Payment Requirement for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (1) all accrued and unpaid interest on the System Restoration Bonds then due shall have been paid in full on a timely basis, (2) the Outstanding Amount of the System Restoration Bonds is equal to the Projected Unrecovered Balance on each Payment Date during such Calculation Period, (3) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (4) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the last Scheduled Final Payment Date for any System Restoration Bonds, the Periodic Payment Requirement shall be calculated to ensure that sufficient System Restoration Charges will be collected to retire such System Restoration Bonds in full as of the earlier of (x) the Payment Date preceding the next Annual True-Up Adjustment Date and (y) the Final Maturity Date for such System Restoration Bonds.
“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of the System Restoration Bonds over the outstanding Projected Unrecovered Balance specified for such Payment Date on the Expected Amortization Schedule.
“Permitted Lien” means the Lien created by the Indenture.
“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.
“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
“Predecessor System Restoration Bond” means, with respect to any particular System Restoration Bond, every previous System Restoration Bond evidencing all or a portion of the same debt as that evidenced by such particular System Restoration Bond, and, for the purpose of this definition, any System Restoration Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen System Restoration Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen System Restoration Bond.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Projected Unrecovered Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each Tranche of System Restoration Bonds for such Payment Date set forth in the Expected Amortization Schedule.
“Prospectus” means the prospectus dated March 24, 2022 relating to the System Restoration Bonds.
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“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.
“PUCT” means the Public Utility Commission of Texas, or any Governmental Authority succeeding to the duties of such agency.
“PUCT Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Utilities Code.
“Qualified Costs” means all qualified costs as defined in Section 39.302 (as modified by Section 36.403(f)) of the Securitization Law.
“Rating Agency”, with respect to any Tranche of System Restoration Bonds, means any of Moody’s or Standard & Poor’s which provides a rating with respect to the System Restoration Bonds. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.
“Rating Agency Condition” means, with respect to any action, not less than ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Standard & Poor’s and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of System Restoration Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any Tranche of System Restoration Bonds; provided, that if within such ten (10) Business Day period, any Rating Agency (other than Standard & Poor’s) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).
“Reconciliation Period” means, with respect to any Collection Period, the twelve-month period ending the first day of such Collection Period preceding the delivery of the Monthly Servicer’s Certificate required under Section 6(e)(i) of Annex I to the Servicing Agreement; provided, that the initial Reconciliation Period shall commence on the Closing Date and that a shorter Reconciliation Period may be established pursuant to Section 8.01(b) of the Servicing Agreement.
“Record Date” means, with respect to a Payment Date, in the case of Definitive System Restoration Bonds, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs, and in the case of Book-Entry System Restoration Bonds, the close of business one Business Day prior to the applicable Payment Date.
“Registered Holder” means the Person in whose name a System Restoration Bond is registered on the System Restoration Bond Register.
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“Registration Statement” means the registration statement, Form SF-1 Registration Nos. 333-259293 and 333-259293-01, filed with the SEC for registration under the Securities Act relating to the offering and sale of the System Restoration Bonds, and including all amendments thereto.
“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time.
“Remittance Requirement” means, with respect to any Third-Party Collector, the requirement that such Third-Party Collector remit System Restoration Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with, if applicable, the Financing Order, Tariffs, other tariffs and any other PUCT Regulations.
“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Actual SRC Collections received by the Servicer during such Reconciliation Period exceed all Estimated SRC Collections remitted to the Collection Account during such Reconciliation Period.
“REP” means a retail electric provider as defined in Section 31.002(17) of the Utilities Code and shall include any REP that acts as the provider of last resort.
“REP Credit Requirements” means the credit and collection policies applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.
“REP Deposit Accounts” is defined in Section 8.02(g) of the Indenture.
“REP Deposit Requirements” means the deposit, credit rating and alternative credit support requirements applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.
“Required Capital Level” means an amount equal to 0.50% of the initial principal amount of the System Restoration Bonds, or such other amount as may be permitted or required under the Financing Order and applicable Internal Revenue Service rulings, deposited into the Capital Subaccount by the Member prior to or upon the issuance of the System Restoration Bonds.
“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.
“Responsible Officer” means with respect to (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual or
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the Indenture Trustee), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.
“Retirement of the System Restoration Bonds” means any day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding System Restoration Bonds.
“Sale Agreement” means the Transition Property Purchase and Sale Agreement, dated as of April 1, 2022, by and between Entergy Texas and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sanctions” is defined in Section 3.24 of the Indenture.
“Scheduled Final Payment Date” means with respect to each Tranche of System Restoration Bonds, the date when all interest and principal is scheduled to be paid with respect to that Tranche in accordance with the Expected Amortization Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Tranche shall be the last Scheduled Payment Date set forth in the Expected Amortization Schedule relating to such Tranche. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the last maturing Tranche of System Restoration Bonds.
“Scheduled Payment Date” is defined in the Series Supplement with respect to each Tranche of System Restoration Bonds.
“SEC” means the U.S. Securities and Exchange Commission.
“Secretary of State” means the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as the case may be, or any Governmental Authority succeeding to the duties of such offices.
“Secured Obligations” is defined in the Series Supplement.
“Secured Parties” means, with respect to the System Restoration Bonds, the Indenture Trustee, the relevant Bondholders and any credit enhancer described in the Series Supplement.
“Securities Account” means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means The Bank of New York Mellon, a New York banking corporation, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.
“Security Entitlement” means “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.
“Seller” is defined in the Preamble to the Sale Agreement.
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“Semi-Annual Servicer’s Certificate” means a certificate, substantially in the form of Exhibit B to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(c)(ii) of the Servicing Agreement.
“Series Supplement” means an indenture supplemental to the Indenture that authorizes the issuance of the System Restoration Bonds, a form of which is attached as Exhibit B to the Indenture.
“Service Area” means Entergy Texas’ certificated service area as it existed on January 14, 2022.
“Servicer” means Entergy Texas, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.
“Servicer Business Day” means any day other than a Saturday, Sunday or holiday on which the Servicer maintains normal office hours and conducts business.
“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.
“Servicing Agreement” means the Transition Property Servicing Agreement, dated as of April 1, 2022, by and between the Issuer and Entergy Texas, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Servicing Fee” means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the current Payment Date, determined pursuant to Section 6.06 of the Servicing Agreement.
“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Transition Property, including TC Payments, and all other System Restoration Bond Collateral for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the PUCT for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.
“Special Member” is defined in Section 1.02 of the LLC Agreement.
“Special Payment” means with respect to any Tranche of System Restoration Bonds, any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the System Restoration Bonds of such Tranche that is not actually paid within five (5) days of the Payment Date applicable thereto.
“Special Payment Date” means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.
“Special Record Date” means with respect to any Special Payment Date, the close of business on the fifteenth (15th) day (whether or not a Business Day) preceding such Special Payment Date.
“Sponsor” means Entergy Texas, in its capacity as “sponsor” of the System Restoration Bonds within the meaning of Regulation AB.
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“SRC Collections” means System Restoration Charges received by the Servicer to be remitted to the Collection Account.
“SRC Customer Class” means each customer class identified as a separate rate class in the Tariff.
“SRC Payments” means the payments made by Customers based on the System Restoration Charges.
“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor thereto. References to S&P are effective so long as S&P is a Rating Agency.
“State” means any one of the fifty states of the United States of America or the District of Columbia.
“State Pledge” means the pledge of the State of Texas as set forth in Section 39.310 of the Financing Act.
“Subaccounts” is defined in Section 8.02(a) of the Indenture.
“Successor Servicer” is defined in Section 3.07(e) of the Indenture.
“System Restoration Bond Collateral” has the meaning specified in the preamble of the Indenture.
“System Restoration Bond Interest Rate” means, with respect to any Tranche of System Restoration Bonds, the rate at which interest accrues on the System Restoration Bonds of such Tranche, as specified in the Series Supplement.
“System Restoration Bond Register” means the register maintained pursuant to Error! Reference source not found. of the Indenture, providing for the registration of the System Restoration Bonds and transfers and exchanges thereof.
“System Restoration Bond Registrar” means the registrar at any time of the System Restoration Bond Register, appointed pursuant to Section 2.05 of the Indenture.
“System Restoration Bonds” means the System Restoration Bonds authorized by the Financing Order and issued under the Indenture.
“System Restoration Charge” means any transition charge as defined in Section 36.403(f) of the Securitization Law which is authorized by the Financing Order.
“Tariff” means any rate tariff filed with the PUCT pursuant to the Securitization Law to evidence the System Restoration Charges.
“Temporary System Restoration Bonds” means System Restoration Bonds executed by the Issuer, and upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive System Restoration Bonds pursuant to Section 2.04 of the Indenture.
“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.
“Texas UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas.
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“Third-Party Collector” means each third party, including each REP, which, pursuant to any Tariff, any other tariffs filed with the PUCT, or any agreement with ETI, is obligated to bill, pay or collect System Restoration Charges.
“Tranche” means, with respect to the System Restoration Bonds, any one of the tranches of the System Restoration Bonds.
“Transition Property” means all transition property as defined in Section 39.302(8) of the Securitization Law created pursuant to the Financing Order and sold or otherwise conveyed to the Issuer under the Sale Agreement, including the right to impose, collect and receive the System Restoration Charges authorized in the Financing Order. As used in the Basic Documents, the term “Transition Property” when used with respect to ETI includes the contract rights of ETI that exist prior to the time that such rights are first transferred in connection with the issuance of the System Restoration Bonds, at which time they become transition property in accordance with Section 39.304 of the Securitization Law.
“Transition Property Notices” means transition property notices filed with the Secretary of State of the State of Texas pursuant to Section 39.309 of the Securitization Law.
“Transition Property Records” is defined in Section 5.01 of the Servicing Agreement.
“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“True-Up Adjustment” means any Annual True-Up Adjustment, Interim True-Up Adjustment or Non-Standard True-Up Adjustment, as the case may be.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.
“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.
“Underwriters” means the underwriters who purchase System Restoration Bonds of any Tranche from the Issuer and resell such System Restoration Bonds in a public offering.
“Underwriting Agreement” means the Underwriting Agreement, dated March 24, 2022, by and among Entergy Texas, the Underwriters and the Issuer, as the same may be amended, supplemented or modified from time to time.
“Unrecovered Balance” means, as of any Payment Date, the sum of the Outstanding Amount of the System Restoration Bonds less the amount in the Excess Funds Subaccount available to make principal payments on the System Restoration Bonds.
“Utilities Code” means the Texas Utilities Code, as amended from time to time.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and
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credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.
B.     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control. As used in the Basic Documents, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings. All references to any Person shall include such Person’s permitted successors.
C.     Computation of Time Periods. Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
D.     Reference; Captions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to “Section”, “subsection”, “Schedule” and “Exhibit” in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document. The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.
E.    The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.
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